
                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT

                                      among

                           BANKBOSTON, N.A., as Agent,

                 BANCBOSTON ROBERTSON STEPHENS SECURITIES, INC.,

                              as Syndication Agent,

                      THE LENDERS WHICH ARE PARTIES HERETO,

                               STAR BUFFET, INC.,

                                       and

                    ITS SUBSIDIARIES WHICH ARE PARTIES HERETO


                             Dated: October 23, 1998

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

                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS......................................................................1

SECTION 2.  THE CREDIT FACILITIES...........................................................16

2.1 THE LOANS AND NOTES.....................................................................16
2.2 SCHEDULED REPAYMENTS OF THE LOANS.......................................................16
2.3 COMMITMENT FEES; INTEREST; DEFAULT RATE.................................................17
2.4 REQUESTS FOR LOANS......................................................................19
2.5 CONVERSION AND CONTINUANCE OF LOANS.....................................................20
2.6 TERMINATION OF THE COMMITMENTS..........................................................20
2.7 MANDATORY PAYMENTS AND PREPAYMENTS......................................................20
2.8 LETTERS OF CREDIT.......................................................................21
2.9 CHANGED CIRCUMSTANCES...................................................................24
2.10 CAPITAL ADEQUACY.......................................................................26
2.11 PAYMENTS BEFORE END OF EURODOLLAR PERIOD...............................................26
2.12 ADDITIONAL FEES........................................................................27
2.13 SECURITY...............................................................................27
2.14 USE OF PROCEEDS........................................................................28
2.15 TIME AND METHOD OF PAYMENTS............................................................28
2.16 NON-RECEIPT OF FUNDS BY AGENT..........................................................29
2.17  SHARING OF PAYMENTS AND SETOFF AMONG LENDERS..........................................29

SECTION 3.  CONDITIONS OF LOANS.............................................................30

3.1 CONDITIONS TO INITIAL CREDIT EXTENSION..................................................30
3.2 CONDITIONS TO ALL CREDIT EXTENSIONS.....................................................31

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................................31

4.1 ORGANIZATION AND QUALIFICATION..........................................................31
4.2 CORPORATE OR PARTNERSHIP AUTHORITY......................................................32
4.3 VALID OBLIGATIONS.......................................................................32
4.4 APPROVALS...............................................................................32
4.5 TITLE TO PROPERTIES; ABSENCE OF LIENS...................................................32
4.6 LICENSES, PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY.................................32
4.7 COMPLIANCE WITH LAWS AND AGREEMENTS.....................................................33
4.8 MATERIAL AGREEMENTS.....................................................................33
4.9 ENVIRONMENTAL MATTERS...................................................................33
4.10 COMPLIANCE WITH ERISA..................................................................34
4.11 FINANCIAL STATEMENTS...................................................................34
4.12 SOLVENCY...............................................................................35
4.13 TAXES..................................................................................35
4.14 LITIGATION.............................................................................35
4.15 MARGIN RULES...........................................................................35
4.16 RESTRICTIONS ON THE BORROWERS..........................................................36
4.17 CAPITALIZATION.........................................................................36
4.18 FULL DISCLOSURE........................................................................36
4.19 INVESTMENT COMPANY ACT.................................................................36
4.20 LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENTS; EMPLOYEE GRIEVANCES..................36


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SECTION 5.  FINANCIAL COVENANTS.............................................................37

5.1 MAXIMUM LEVERAGE RATIO..................................................................37
5.2 MINIMUM FIXED CHARGES COVERAGE RATIO....................................................37
5.3  MINIMUM NET WORTH......................................................................37
5.4 MAXIMUM CAPITAL EXPENDITURES............................................................37

SECTION 6.  AFFIRMATIVE COVENANTS...........................................................37

6.1 FINANCIAL REPORTING.....................................................................38
6.2 CONDUCT OF BUSINESS.....................................................................39
6.3 MAINTENANCE AND INSURANCE...............................................................40
6.4 TAXES...................................................................................40
6.5 INSPECTION BY THE LENDER................................................................40
6.6 ACCOUNTING SYSTEM.......................................................................40
6.7 FURTHER ASSURANCE.......................................................................41
6.8 ENVIRONMENTAL LAWS......................................................................41
6.9 DEPOSITORY..............................................................................41

SECTION 7.  NEGATIVE COVENANTS..............................................................41

7.1 INDEBTEDNESS; CONTINGENT LIABILITIES....................................................41
7.2 SALE AND LEASEBACK......................................................................42
7.3 ENCUMBRANCES............................................................................42
7.4 DISPOSITION OF ASSETS, ETC..............................................................43
7.5 AMENDMENT TO CHARTER OR PARTNERSHIP DOCUMENTS...........................................43
7.6 MERGERS; CONSOLIDATIONS; ISSUANCE OF SECURITIES; ETC....................................43
7.7 EQUITY DISTRIBUTIONS; SUBORDINATED PAYMENTS.............................................44
7.8 INVESTMENTS, LOANS AND ACQUISITIONS.....................................................44
7.9 ERISA...................................................................................44
7.10 TRANSACTIONS WITH AFFILIATES...........................................................45
7.11 AMENDMENT OF CERTAIN AGREEMENTS........................................................45
7.12 MARGIN STOCK...........................................................................45
7.13 NEGATIVE PLEDGES, ETC..................................................................45

SECTION 8. DEFAULTS.........................................................................45

8.1 EVENTS OF DEFAULT.......................................................................45
8.2 REMEDIES................................................................................47
8.3 LETTERS OF CREDIT.......................................................................48

SECTION 9. MISCELLANEOUS....................................................................48

9.1 NOTICES.................................................................................48
9.2 EXPENSES................................................................................49
9.3 INDEMNIFICATION.........................................................................49
9.4 TERM OF AGREEMENT.......................................................................50
9.5 NO WAIVERS..............................................................................50
9.6 GOVERNING LAW...........................................................................50
9.7 ENTIRE AGREEMENT; AMENDMENTS............................................................50
9.8  ASSIGNMENTS; PARTICIPATIONS............................................................51
9.9 COUNTERPARTS; PARTIAL INVALIDITY........................................................53
9.10 WAIVER OF JURY TRIAL...................................................................53
9.11 CONSENT TO JURISDICTION................................................................54
9.12 JOINT AND SEVERAL LIABILITY............................................................54

SECTION 10.  THE AGENT......................................................................54

10.1  APPOINTMENT, POWERS AND IMMUNITIES....................................................54
10.2  RELIANCE BY AGENT.....................................................................55
10.3  EVENTS OF DEFAULT.....................................................................55
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10.4  RIGHTS AS A LENDER....................................................................55
10.5  INDEMNIFICATION.......................................................................55
10.6  NON-RELIANCE ON AGENT AND OTHER LENDERS...............................................56
10.7  FAILURE TO ACT........................................................................56
10.8  RESIGNATION OF AGENT..................................................................56
10.9  COOPERATION OF LENDERS................................................................57


EXHIBITS

Exhibit 2.1(a)    Form of Revolving Note
Exhibit 2.1(b)    Form of Term Note
Exhibit 2.4       Form of Loan Request
Exhibit 2.5       Form of Interest Rate Option Notice
Exhibit 6.1       Form of Covenant Compliance Report
Exhibit 9.8       Form of Assignment and Acceptance

SCHEDULES

Schedule 1.1(a)   Commitments/Percentages
Schedule 1.1(b)   Quarterly Dates
Schedule 2.14     Existing Term Debt to be Refinanced
Schedule 4.1      Qualifications
Schedule 4.4      Governmental and Other Consents
Schedule 4.6      Intellectual Property; Trademarks, Etc.
Schedule 4.8      Restaurants; Material Agreements
Schedule 4.9      Environmental Matters
Schedule 4.14     Litigation
Schedule 4.17     Capitalization
Schedule 7.1      Other Indebtedness
Schedule 7.3      Other Encumbrances
Schedule 7.8      Other Investments
Schedule 7.10     Transactions with Affiliates

                                CREDIT AGREEMENT
                                ----------------

        THIS CREDIT AGREEMENT is made as of October 23, 1998 among STAR BUFFET, INC. , a Delaware corporation (the "Parent"); and its direct and indirect Subsidiaries, SUMMIT FAMILY RESTAURANTS, INC., a Delaware corporation ("Summit"), HTB RESTAURANTS, INC., a Delaware corporation and a wholly-owned Subsidiary of Summit ("HTB"), NORTHSTAR BUFFET, INC., a Delaware corporation, and STAR BUFFET MANAGEMENT, INC., a Delaware corporation (the "Existing Subsidiaries"), the Parent's future Subsidiaries which become parties hereto (the Parent, the Existing Subsidiaries and all of such future Subsidiaries which become parties hereto being collectively referred to as the "Borrowers" and each individually as a "Borrower"); the various financial institutions which are now, or in accordance with Section 9.8 hereafter become, parties hereto as Lenders (individually, a "Lender" and collectively, the "Lenders"); BANKBOSTON, N.A., a national banking association, as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Agent"), and BANCBOSTON ROBERTSON STEPHENS SECURITIES, INC., as syndication agent.

                                    RECITALS

        A. The Borrowers are engaged in the business of owning and operating Restaurants;

        B. The Borrowers, have requested that the Lenders provide (i) term financing of up to $13,000,000 to refinance existing Indebtedness, redeem capital stock of the Parent and for Preapproved Acquisitions and (ii) a revolving line of credit of up to $7,000,000 for working capital and general corporate purposes, new Restaurant development, Permitted Acquisitions, Preapproved Real Estate Acquisitions and standby letters of credit; and

        C. The Lenders are willing, subject to the terms and conditions set forth herein, to provide such financing.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

        SECTION 1. DEFINITIONS. As used herein, the capitalized terms set forth below shall have the following meanings:

        Accountants: KPMG Peat Marwick LLP or other independent certified public accountants acceptable to the Agent.

        Acquisition: See definition of Permitted Acquisition.

        Adjusted Eurodollar Rate: As applied to any Interest Period, the rate per annum determined pursuant to the following formula:

                      AER = [    IOR    ]*
                            -------------
                             [1.00 - RP]

                      AER = Adjusted Eurodollar Rate
                      IOR = Interbank Offered Rate
                      RP = Reserve Percentage

------------------
        * The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100th of 1%.

        Where:

               The "Interbank Offered Rates" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in US dollars are offered to the Lender by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period; and

               The "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Lender with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

        The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

        Affiliate: As applied to any Person, (a) if an individual, a spouse or relative of such person; (b) if a business entity, any partner, shareholder, member, director, officer or manager of such Person (except an equityholder of not more than 5% of the outstanding stock of any company listed on a national securities exchange or actively traded in the over-the-counter securities market); (c) any corporation, association, partnership, joint venture, firm or other entity of which such Person is a partner, stockholder (except an equityholder of not more than 5% of the outstanding stock of any company listed on a national securities exchange or actively traded in the over-the-counter securities market), venturer, member, director, officer or manager; and (d) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

        Agent:  See the Preamble.

        Applicable Margin:  See Section 2.3.

        Assignment and Acceptance Agreement:  See Section 9.8.

        Available Revolver Commitment: At any time, the aggregate Revolver Commitments minus the Revolving Credit Outstandings.

        Base Rate: The higher of (a) the annual rate of interest announced from time to time by BankBoston, N.A. at its head office as its Base Rate, and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8th of 1%). The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit.

        Base Rate Loan: Any Revolving Loan or portion of any Term Loan bearing interest calculated by reference to the Base Rate.

        Borrowers:  See the Preamble.

        Business Day: (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts and are open for the transaction of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in the US Dollar deposits in the interbank Eurodollar market.

        Capital Expenditures: Expenditures for Acquisitions, fixed assets, leasehold improvements, store fixtures, installment purchases of machinery and equipment and similar expenditures, in each case capitalized in accordance with GAAP.

        Capitalized Leases: Leases under which any Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

        Change in Control:  Shall mean any of the following:

               (a) The acquisition by any entity, individual or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least thirty percent (30%) of the common stock of the Parent and/or other securities which have at least thirty percent (30%) of the combined voting power of the securities of the Parent entitled to vote in the election of directors; or

               (b) If the Parent or, with respect to HTB, Summit, shall cease to own directly one hundred percent (100%) of the outstanding capital stock of each of its Subsidiaries; or

               (c) for any reason, Robert Wheaton shall cease to operate as chief executive officer of the Parent or to devote his full time management responsibilities to such capacity, unless a successor of at least comparable abilities is appointed within 60 days of such cessation and the Required Lenders have approved such successor within 10 days of such appointment.

        Code: The Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

        Collateral: Any and all real and personal property of the Borrowers and their Subsidiaries, whether tangible or intangible, in which the Agent on behalf of the Lenders now has, is granted by this Agreement or otherwise, or hereafter acquires a security interest or any other lien to secure any of the Obligations.

        Commitments: As to any Lender, collectively, such Lender's Revolver Commitment and Term Loan Commitment.

        Companies:  The Borrowers and their existing and future Subsidiaries.

        Consolidated Cash Flow: For any period, without duplication, the sum of
(a) the Consolidated EBITDAR of the Borrowers and their Subsidiaries for such period, minus (b) cash taxes of the Borrowers and their Subsidiaries for such period, minus (c) the aggregate amount of Maintenance Capital Expenditures for such period; in each case determined on a consolidated basis in accordance with GAAP.

        Consolidated EBITDA: For any period, without duplication, an amount equal to Consolidated Net Income of the Borrowers and their Subsidiaries for such period, plus (a) taxes in respect of income and profits of the Borrowers and their Subsidiaries for such period (excluding any such taxes taken into account in the computation of EBITDA in any prior period), plus (b) Consolidated Interest Expense for such period, to the extent deducted in the calculation of Consolidated Net Income for such period, plus (c) depreciation, amortization and other non-cash charges for such period; all to the extent deducted in computing Consolidated Net Income for such period, in each case determined on a consolidated basis in accordance with GAAP.

        Consolidated EBITDAR: For any period, without duplication, the sum of
(a) Consolidated EBITDA, plus (b) rental expense under Operating Leases; in each case determined on a consolidated basis in accordance with GAAP.

        Consolidated Financial Obligations: For any period, the sum of all scheduled payments including without limitation, principal, Consolidated Interest Expense and rental expense under Operating Leases which came due during such period; in each case determined on a consolidated basis in accordance with GAAP.

        Consolidated Funded Indebtedness: Without duplication, all Indebtedness of the Borrowers and their Subsidiaries with respect to any of the following:
(i) money borrowed (whether recourse or non-recourse), including principal, interest and premiums, (ii) obligations evidenced by a bond, debenture, note or other like written obligation to pay money, (iii) obligations under Capitalized Leases, (iv) obligations under conditional sales or other title retention agreements or secured by any Encumbrance, (v) the aggregate drawing amount of any letters of credit or similar instruments (including reimbursement obligations with respect thereto), (vi) the deferred unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, or (vii) any Guaranty of any or all of the foregoing; in each case determined on a consolidated basis in accordance with GAAP. The aggregate amount of Consolidated Funded Indebtedness at any time shall include all accrued interest which has become due and payable but has not been paid (whether or not capitalized) and the accreted amount of any Debt Issuance issued with original issue discount.

        Consolidated Interest Expense: For any period, without duplication, the sum of all interest (including without limitation interest on Capitalized Leases) and commitment, letter of credit and similar fees on all Indebtedness of the Borrowers and their Subsidiaries which came due during such period; in each case determined on a consolidated basis in accordance with GAAP.

        Consolidated Net Income: For any period, the net income (or loss) of the Borrowers and their Subsidiaries, excluding any extraordinary income (or loss) for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions; in each case determined on a consolidated basis in accordance with GAAP.

        Consolidated Net Worth: As of any date, the amount of which is to be determined, (i) Consolidated Total Assets of the Borrowers and their Subsidiaries on a consolidated basis determined in accordance with GAAP, minus
(ii) Consolidated Total Liabilities of the Borrowers and their Subsidiaries, as determined in accordance with GAAP.

        Consolidated Total Assets: As of any date, all assets that should, in accordance with GAAP, be classified as assets on the consolidated balance sheet of the Borrowers and their Subsidiaries.

        Consolidated Total Liabilities: As of any date, all obligations that should, in accordance with GAAP on a consolidated basis, be classified as liabilities on the balance sheet of the Borrowers and their Subsidiaries, including in any event all Indebtedness.

        Controlled Group: All trades or businesses (whether or not incorporated) under common control that, together with the Borrowers and their Subsidiaries, are treated as a single employer under Section 414(b) or 414(c) of that Code or
Section 4001 of ERISA.

        Credit Extensions:  The Loans and the Letters of Credit.

        Debt/Equity Proceeds Payments:  See Section 2.7.

        Debt Issuance: The issuance of Indebtedness subordinated to the obligations of the Borrowers to pay principal of and interest on and other amounts due with respect to the Loans, the Notes and other Obligations hereunder on terms of subordination satisfactory to the Required Lenders, and pursuant to documentation containing other terms and including, without limitation, interest, amortization, mandatory prepayments, covenants and events of default in form and substance satisfactory to the Required Lenders.

        Default: An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

        Encumbrances:  See Section 7.3.

        Environmental Laws: Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over any of the borrowers and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminant. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as enacted and promulgated from time to time: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. Section 9601 et seq.); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq. ); (c) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (d) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); (e) the Clean Water Act (33 U.S.C. Section 1251 et seq.); (f) the Clean Air Act (42 U.S.C. Section 7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. Section 349; 42 U.S.C.
Section 201 and Section 300 et seq.); (h) the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321); (i) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C.; 29 U.S.C.; 33 U.S.C. and 42 U.S.C.); and (j) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Section 1101 et seq.).

        Equity Affiliate: Any Affiliate of the Parent who owns or controls any Borrower's shares of capital stock or any warrants, options or rights for the purchase thereof.

        Equity Issuance: (a) any issuance or sale by any Borrower or any of its Subsidiaries of (i) any of its capital stock or other equity interests (other than upon exercise of the options described in clause (ii) below), (ii) any warrants or options exercisable in respect of capital stock or other equity interests (except for options issued pursuant to the Borrower's existing employee stock option plan), or (iii) any other security or instrument if representing an equity interest (or the right to obtain any equity interest) in any Borrower or any of its Subsidiaries .

        ERISA: The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

        Eurodollar Loan: Any Revolving Loan or portion of any Term Loan bearing interest at a rate calculated by reference to the Adjusted Eurodollar Rate.

        Event of Default: See Section 8.1.

        Expiration Date: October 31, 2003, or such earlier date on which all the Commitments of the Lenders shall terminate in accordance with the terms hereof.

        Federal Funds Effective Rate: For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

        Fee Letter: A letter agreement dated on or about the date hereof by and between the Agent and the Borrowers regarding the payment of certain fees.

        GAAP: For all purposes other than the financial statements contemplated by Sections 6.1(a) and (b) of this Agreement, GAAP shall mean US generally accepted accounting principles in effect as of December 31, 1997, applied on a consistent basis. With respect to the financial statements contemplated by Sections 6.1(a) and (b) of this Agreement, GAAP shall mean generally accepted accounting principles in effect at the time of the effective dates thereof, applied on a consistent basis with past financial statements.

        Guaranty or Guarantees: All guarantee(s), endorsement(s) or other contingent or surety obligation(s) of any Borrower or any of its Subsidiaries with respect to obligations of others, whether or not reflected on the Borrowers' balance sheets, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

        Hazardous Material: Any substance (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a "hazardous waste", "hazardous material", "hazardous material or oil" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" or "chemical substance or mixture" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6903 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or which is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, and the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over any Borrower or any of its Subsidiaries; or (d) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

        Holiday House Acquisition: The purchase by the Parent of substantially all of the assets of Holiday House Corporation for an estimated purchase price of no greater than $[*] pursuant



-----------
[*] Omitted pursuant to Rule 24b-2
to an asset purchase agreement substantially in the form of the draft thereof submitted to the Agent prior to the date hereof.

        [*] Acquisition: The purchase by the Parent of substantially all of the assets of [*] for an estimated purchase price of no greater than $[*] pursuant to an asset purchase agreement substantially in the form of the draft thereof submitted to the Agent prior to the date hereof.

        HTB: See the Preamble.

        HTB Prohibited Assets: Any of the assets of HTB, but only to the extent any franchise agreement (in existing form or less restrictive) between HTB and HomeTown Buffet, Inc. or JB's Family Restaurants, Inc. restricts the pledge of the same with respect to the Restaurant covered by such franchise agreement without the consent of HomeTown Buffet, Inc. or JB's Family Restaurant, Inc., as applicable, unless such consent is obtained.

        Indebtedness: As applied to any Borrower or any of its Subsidiaries: (a) all obligations for borrowed money whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of any Borrower or any of its Subsidiaries and all obligations representing the deferred purchase price of property or services, other than accounts payable or accrued expenses arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by any Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations arising under Capitalized Leases that is required to be capitalized on the Borrowers' consolidated balance sheet, (e) all Guarantees and Sale Leaseback obligations, and (f) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by any Borrower or any of its Subsidiaries.

        Initial Financial Statement: See Section 4.11.

        Insolvent or Insolvency: As applied to any Person, a Person as to which there has occurred one or more of the following events, as applicable: (a) dissolution; (b) termination of existence; (c) insolvency within the meaning of the United States Bankruptcy Code or other applicable statute; (d) such Person's inability to pay his or its debts as they come due; or (e) appointment of a receiver of any part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors by, of the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment or indebtedness or reorganization of debtors, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such Person which is dismissed within 60 days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

        Intercompany Notes: See Section 7.1.



-----------
[*] Omitted pursuant to Rule 24b-2

        Interest Adjustment Date: See Section 2.3(c).

        Interest Expense: For any period, the aggregate amount (determined in accordance with GAAP) of interest, premium and fees paid or required to be paid during such period in respect of all Indebtedness of the Companies.

        Interest Period: (a) With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, two, three or six months thereafter, as the Borrowers may elect in the applicable Loan Request or Interest Rate Option Notice; and (b) with respect to each Base Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Base Rate Loan and ending on the next Quarterly Date thereafter provided that, in each case:

               (i) any Interest Period (other than an Interest Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (ii) if the Borrowers shall fail to give notice as provided in
        Section 2.5, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

               (iii) any Interest Period relating to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

               (iv) any Interest Period related to a Eurodollar Loan under the Revolving Note that would otherwise end after the Expiration Date shall end on the Expiration Date, and any Interest Period related to a Eurodollar Loan under any Term Note that would otherwise end after the final maturity date of the Term Loan shall end on such final maturity date;

               (v) no Interest Period applicable to any Term Loan shall include a principal repayment date for any Term Loan unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or Eurodollar Loans having Interest Period ending on or before such date; and

               (vi) notwithstanding clauses (iv) and (v) above, no Interest Period relating to a Eurodollar Loan shall have a duration of less than one month.

        Interest Rate Protection Agreement: Any interest rate swap agreement, interest rate swap agreement or other financial agreement or arrangement designed to protect any Borrower or any of its Subsidiaries against fluctuations in interest rate.

        Interest Rate Option Notice:  See Section 2.5.

        Issuing Bank: BankBoston, N.A. or any successor issuing bank of Letters of Credit.

        LC Draw Obligation: The Borrowers' obligation to reimburse the Issuing Bank on account of any drawing under any Letter of Credit as provided in Section 2.8(c).

        LC Exposure Amount: At any time, the sum of (i) the aggregate undrawn face amount of all Letters of Credit outstanding at such time, and (ii) the aggregate amount of all drawings under Letters of Credit for which the Agent for the account of the Issuing Bank shall not have been reimbursed by the Borrowers as provided in Section 2.8(c). The amount of any Lender's LC Exposure Amount at any time shall be the product of (i) the LC Exposure Amount, multiplied by (ii) such Lender's Percentage at such time.

        Lenders:  See the Preamble.

        Letter of Credit:  See Section 2.8(a).

        Letter of Credit Documents:  See Section 2.8(a).

        Letter of Credit Fee:  See Section 2.8(i).

        Leverage Ratio:  See Section 2.3.

        Loan Documents: Collectively, this Agreement, the Notes, the Letters of Credit, the Letter of Credit Documents, the Security Documents, each Assignment and Acceptance Agreement, the Fee Letter and any and all other agreements, instruments, certificates or reports executed in connection with this Agreement, as amended from time to time.

        Loan Request: See Section 2.4.

        Loans: Collectively, the Revolving Loans and the Term Loans.

        Maintenance Capital Expenditures: Capital Expenditures relating solely to the maintenance and repair (but not upgrading or development) of Restaurants and related purposes as provided in Section 6.3 below.

        Margin Stock: See Section 4.15.

        Net Debt/Equity Proceeds: In the case of any Debt Issuance or any Equity Issuance involving the issuance of debt or equity in excess of $250,000 in the aggregate, the aggregate amount of all cash received by any Borrower or any of its Subsidiaries in respect thereof, net of reasonable expenses incurred by the Borrowers and their Subsidiaries for such Debt Issuance or Equity Issuance.

        Net Equity Proceeds: In the case of any Equity Issuance, the aggregate amount of all cash received by any Borrower or any of its Subsidiaries in respect thereof, net of reasonable expenses incurred by the Borrowers and their Subsidiaries for such Equity Issuance.

        Net Sale Proceeds: With respect to any sale of assets with a total purchase price equal to or greater than $250,000 (other than sales or other dispositions permitted pursuant to Section 7.4(a) of this Agreement), the aggregate amount of all cash received by any Borrower or any of its Subsidiaries in respect thereof, net of (a) reasonable expenses and deductions incurred by Borrower or any of its Subsidiaries with respect thereto and estimated income or other taxes payable by the Borrower or any of its Subsidiaries on account thereof, and (b) the amount of any purchase money Indebtedness secured by a purchase money lien permitted under Section 7.3(f) on the assets being sold to the extent such lien is discharged with the proceeds of the related sale.

        Notes: The Revolving Notes and the Term Notes, and any and all amendments, substitutions, replacements or renewals thereof.

        Obligations: Any and all obligations of any of the Borrowers and any of their Subsidiaries to the Agent or any Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and including obligations to perform acts and to refrain from acting as well as obligations to pay money; including without limitation all of the Borrower's obligations under this Agreement, the Notes, the Security Documents, the Letters of Credit, the Letter of Credit Documents and any Interest Rate Protection Agreements with any Lender.

        Operating Leases: Leases or other periodic payment arrangements for the use of real or personal property, other than Capitalized Leases.

        Organizational Documents: See Section 4.2.

        Parent: See the Preamble.

        PBGC: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA

        Percentage: As to any Lender, at any time, the percentage set forth opposite such Lender's name on Schedule 1.1(a) hereto (or, if such Lender has executed an Assignment and Acceptance Agreement, opposite such Lender's signature on the most recent Assignment and Acceptance Agreement then executed by it).

        Permitted Acquisitions: The acquisition by any Borrower, whether by way of the purchase of assets or equity interests, by merger or consolidation or otherwise, of all or substantially all of the assets of or equity interests in a

Restaurant or Restaurants (each, an "Acquisition"), subject to the fulfillment of the following conditions:

               (a) Such Acquisition shall (1) have been approved in writing by the Required Lenders prior to the execution of the acquisition agreement relating thereto, (2) be a Preapproved Acquisition, or (3) shall have a total purchase price not exceeding $1,000,000;

               (b) If such Acquisition involves the purchase of equity interests, the same shall be effected in such a manner as to assure that the acquired entity becomes a wholly-owned Subsidiary of the Parent;

               (c) No later than: (1) 15 days prior to the consummation of any such Acquisition or, if earlier, 10 Business Days after the execution and delivery of the related acquisition agreement, the Borrowers shall have delivered to the Agent a copy of executed counterparts of such acquisition agreement, together with all schedules thereto, and all applicable financial information (including on a per unit basis), including new Projections updated to reflect such Acquisition and any related transactions, a business description, location listing, real estate lease terms and estimated value of owned real estate of the business to be acquired, (2) promptly following a request therefor, copies of such other information or documents relating to such Acquisition as the Agent shall have reasonably requested, and (3) promptly following the consummation of such Acquisition, copies of the material agreements, instruments and documents executed and delivered at the closing under such acquisition agreement;

               (d) No Borrower nor any Subsidiary shall, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness (including any material tax or ERISA or Environmental Laws liability) relating to the seller or otherwise, except (i) to the extent permitted under this Agreement and (ii) trade obligations of the seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying Restaurant business;

               (e) All assets and properties acquired in connection with such Acquisition shall be free and clear of any Encumbrances, other than Permitted Encumbrances;

               (f) Immediately prior to any such Acquisition and after giving effect thereto, no Default shall have occurred or be continuing;

               (g) Without limiting the generality of the foregoing, after giving effect to such Acquisition (including any Loan therefor) the Borrowers shall be in compliance with the provisions of Section 5, (i) calculated on a pro forma basis as of the end of and for the Reference Period most recently ended prior to the effective date of such Acquisition, and (ii) under the updated Projections referred to above. The Borrowers shall provide to the Agent a certificate signed on behalf of the Borrowers by their treasurer demonstrating such compliance in reasonable detail;

               (h) On or before the consummation of each such Acquisition involving the purchase or formation of a Subsidiary, such Subsidiary shall be wholly-owned by the Parent and the Loan Documents shall be revised pursuant to amendments satisfactory in form and substance to Lender providing for such Subsidiary to become another "Borrower" hereunder and for compliance with all requirements of Section 2.13; and

               (i) On or before the consummation of each such Acquisition, the Borrowers and their Subsidiaries shall have complied with all of the requirements of Section 2.13 hereto, including the execution and delivery of any required Security Documents, and the Agent shall have received on behalf of the Lenders a first priority security interest in all of the assets so acquired to the extent required by Section 2.13, whether by way of an asset or equity interest acquisition, and the Agent shall have also received, on behalf of the Lenders, a first priority perfected security interest in and pledge of the equity interests of any such acquired Subsidiary.

        Permitted Encumbrances: See Section 7.3.

        Permitted Sale: See Section 7.4.

        Person: Any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

        Plan: At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by any Borrower or any of its Subsidiaries or any member of the Controlled Group for employees of any Borrower or any of its Subsidiaries or any member of the Controlled Group or (b) if such Plan is established maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any of its Subsidiaries or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

        Preapproved Acquisitions: The Holiday House Acquisition and the [*] Acquisition.

        Preapproved Real Estate Acquisitions: [*]

        Projections: See Section 4.11.



-----------
[*] Omitted pursuant to Rule 24b-2

        Qualified Investments: As applied to any Company, investments in (a) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations or are guaranteed by the United States of America, (b) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $500,000,000 and are members of the Federal Deposit Insurance Corporation, (c) commercial paper of the Lender or commercial paper of other issuers that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors or municipal bonds with at least the equivalent rating, (d) existing Subsidiaries, (e) any repurchase agreement secured by any one or more of the foregoing and (f) Permitted Acquisitions.

        Quarterly Dates: The last day of each fiscal quarter of the Borrowers using their fiscal year accounting as in effect with the Initial Financial Statements as shown on Schedule 1.1(b) hereto.

        Reference Period: Each period of four consecutive fiscal quarters of the Borrowers and their Subsidiaries ending on or after November 2, 1998.

        Related Lender Party: With respect to any Lender, such Lender's parent company and/or any affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company or, in the case of any Lender which is a fund investing in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by a controlled affiliate of such investment advisor.

        Remedial Work: All activities relating to the investigation, remediation or clean-up of spills, releases or discharges of Hazardous Materials or to corrective action pursuant to any Environmental Law, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation (a) all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25), and (b) all activities included within the meaning of the terms "remedial response actions" and "Remedial Response Implementation Plan (RRIP)," as defined in 310 CMR 40.

        Required Lenders: At any time, Lenders (a) holding in the aggregate at least 662/3% of the sum of (i) the Revolver Commitments at such time (or if such Commitments have been terminated, Revolving Credit Outstandings) and (ii) the aggregate principal amount of Term Loans outstanding at such time.

        Restaurant: Any restaurant owned or controlled by any Borrower or any Affiliate thereof whether doing business under the trademarks and service marks for JJ North's Grand Buffet, Casa Bonitas, Buddy Freddy's, JB's Restaurant and Home Town Buffet, Stacey's Buffet, Maggie's or otherwise.

        Revolving Credit Outstandings: At any time, the sum of (i) the aggregate principal amount of Revolving Loans outstanding at such time plus (ii) the LC Exposure Amount at such time.

        Revolver Commitment: With respect to each Lender, the amount set forth on Schedule 1.1(a) hereto as the amount of such Lender's commitment to make Revolving Loans to the Borrowers hereunder, as the same may be reduced from time to time or terminated in accordance with the terms hereof.

        Revolving Credit Period: The period beginning on the date of this Agreement and extending through and including the Expiration Date or such earlier date on which all Commitments are terminated or reduced to zero in accordance with the terms hereof.

        Revolving Loans:  See  Section 2.1.

        Revolving Note:  See Section 2.1.

        Sale Leaseback:  See Section 7.2.

        Sale Proceeds Payments:  See Section 2.7.

        Security Documents: Collectively, the agreements and instruments referred to in Section 3.1 and any and all other agreements, documents and instruments executed by any of the Borrowers, and/or any of their Subsidiaries or other Affiliates, to secure, or otherwise in connection with, the Obligations, all as amended from time to time.

        Subsidiary: (a) Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by any Borrower or a Subsidiary of any Borrower; (b) any other such organization the management of which is directly or indirectly controlled by any Borrower or a Subsidiary of any Borrower through the exercise of voting power or otherwise; or
(c) any joint venture, association, partnership or other entity in which any Borrower has at least a 50% equity interest.

        Summit:  See the Preamble.

        Term Loan Commitment: With respect to each Lender, the amount set forth on Schedule 1.1(a) hereto as the amount of such Lender's commitment to make Term Loans to the Borrowers in accordance with Section 2.1 hereof.

        Term Loan Maturity Date: October 31, 2003, or such earlier date on which all the Commitments of the Lenders shall terminate in accordance with the terms hereof.

        Term Loans:  See Section 2.1.

        Term Notes:  See Section 2.1.

        SECTION 2.  THE CREDIT FACILITIES.

        2.1    The Loans and Notes.

        (a) Revolving Loans. Each Lender severally agrees, subject to the terms of this Agreement, to make revolving credit loans (the "Revolving Loans") to the Borrowers from time to time from and after the effectiveness of this Agreement until the Expiration Date in an aggregate principal amount at any time outstanding up to, but not exceeding, the Revolver Commitment of such Lender at such time minus such Lender's LC Exposure Amount at such time. The aggregate of all Revolver Commitments on the date hereof is equal to $7,000,000. Subject to the terms and conditions of this Agreement, from time to time from and after the effectiveness of this Agreement until the Expiration Date, the Borrowers may borrow, repay and reborrow Revolving Loans. The Revolving Loans of each Lender shall be evidenced by a promissory note in the form of Exhibit 2.1(a) hereto delivered to such Lender in the amount of its Revolver Commitment on the date hereof (the "Revolving Notes").

        (b) Term Loans. Each Lender severally agrees, subject to the terms of this Agreement, to make up to four term loans (the "Term Loans") to the Borrowers from time to time from and after the effectiveness of this Agreement until December 31, 1998 in an aggregate principal amount up to, but not exceeding, the Term Loan Commitment of such Lender. The aggregate of all Term Loan Commitments on the date hereof is equal to $13,000,000. The Borrowers shall not be entitled to reborrow all or any part of the principal of the Term Loans which shall be paid or prepaid at any time. The Term Loan of each Lender shall be evidenced by a promissory note in the form of Exhibit 2.1(b) hereto delivered to such Lender in the amount of its Term Loan on the date hereof (the "Term Notes").

        (c) Notations on Notes. The Borrowers irrevocably authorize each Lender to make an appropriate notation on the applicable Note reflecting the making of each Loan and each payment on the Loans. The outstanding amount of the Loans entered in the computer records of each Lender shall be prima facie evidence of the principal amount thereof owing and unpaid to the such Lender, but the failure to enter, or any error in so entering, any such amount shall not limit or otherwise effect the obligations of the Borrowers hereunder or under any Note to make payments of principal, interest and other amounts due thereunder.

        2.2    Scheduled Repayments of the Loans.

        (a) Scheduled Repayments of Revolving Loans. The Borrowers shall pay jointly and severally to the Agent for the account of the Lenders on the Expiration Date all then outstanding principal, interest and other amounts payable with respect to the Revolving Loans.

        (b) Scheduled Repayments of Term Loans. The Borrowers shall pay jointly and severally to the Agent for the account of the Lenders principal of the Term Loans in [ 16] consecutive quarterly installments in the amounts set forth below, payable on each Quarterly Date falling during the periods set forth below, commencing on November 1, 1999:

                     Period                                      Amount
                     ------                                    ----------
      Closing Date - August 9, 1999                            $      -0-
      November 1, 1999 through August 14, 2000                 $  625,000
      November 6, 2000 through August 13, 2001                 $  750,000
      November 5, 2001 through August 12, 2002                 $  875,000
      November 4, 2002 through August 11, 2003                 $1,000,000

All remaining principal, interest and other amounts payable in respect of the Term Loans will, if not sooner paid, become due and payable on the Term Loan Maturity Date.

        2.3 Commitment Fees; Interest; Default Rate.

        (a) Commitment Fees. The Borrowers shall pay jointly to the Agent for the account of the Lenders a commitment fee (the "Commitment Fee") on the daily unused portion of the aggregate Revolver Commitments (taking into account the LC Exposure Amount as usage) at a per annum rate equal to the Applicable Margin (as defined below).

        (b) Interest Rate. The Borrowers may elect an interest rate for each Loan (or one or more portions thereof) based on either the Base Rate or the applicable Adjusted Eurodollar Rate and determined as follows: (i) the rate for any Base Rate Loan shall be the Base Rate plus the Applicable Margin; and (ii) the rate for any Eurodollar Loan shall be the applicable Adjusted Eurodollar Rate plus the Applicable Margin.

        (c) Applicable Margin. For purposes of this Agreement, the term "Applicable Margin" shall mean:

               (i) from and after the date hereof until the first Interest Adjustment Date identified below, the Applicable Margin for Base Rate Loans shall be .25% and the Applicable Margin for Eurodollar Loans shall be 1.50%; from time to time the first Interest Adjustment Date until the Interest Adjustment Date relating to financial statements for the fiscal quarter ending May 17, 1999, the Applicable Margin for Base Rate Loans shall be no less than .25% and the Applicable Margin for Eurodollar Loans shall be no less than 1.50%;

               (ii) from and after the tenth day after each date the Agent receives the quarterly financial statements required by Section 6.1(b) and the covenant compliance certificate required by Section 6.1(c) (beginning with the financial statements for the fiscal quarter ending November 2, 1998) (each, an "Interest Adjustment Date"), subject to the provisions of paragraphs (i) above and (iv) below, the Applicable Margin shall be determined from the following table based upon the Leverage Ratio (as defined below) as of the Quarterly Date immediately preceding such Interest Adjustment Date:


                                                                  Unused
       Leverage Ratio        Applicable Margin for Loans      Commitment Fee
       --------------        ---------------------------      --------------
                              Base Rate    Eurodollar
                              ---------    ----------
      Greater than or           .75%          2.00%                 .500%
     equal to 2.25:1.00

    Less than 2.25:1.00,        .50%          1.75%                 .500%
    but greater than or
     equal to 2.00:1.00

    Less than 2.00:1.00,        .25%          1.50%                 .500%
    but greater than or
     equal to 1.00:1.00

    Less than 1.00:1.00         .00%          1.25%                 .375%

               (iii) As used herein, the term "Leverage Ratio" shall mean the ratio of (A) Consolidated Funded Indebtedness as of any Quarterly Date to (B) Consolidated EBITDA for the Reference Period ending on such Quarterly Date.

               (iv) Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted unless (A) all of the required financial statements for the relevant Reference Period have been delivered to the Agent and the Lenders as required in Section 6.1; and (B) there shall exist no Default at the time of such proposed downward adjustment.

               (v) The determination of the Applicable Margin hereunder as of any Quarterly Date shall be based on unaudited quarterly financial statements for the relevant Reference Period; provided, however, that in the event of any discrepancy between computations based upon any unaudited quarterly financial statements and the related audited financial statements furnished pursuant to Section 6.1(a) (the "Audited Financial Statements") in favor of the Lenders, the computation based upon the Audited Financial Statements shall govern (retroactive to the relevant Interest Adjustment Date), and the amount of interest and Commitment Fees thereby overdue and payable by the Borrowers shall be paid to the Agent, for the account of the Lenders, within three Business Days after the Agent's demand therefor.

        (c) Interest and Commitment Fees Payment Dates. Interest on Base Rate Loans shall be due and payable, without setoff, deduction or counterclaim, quarterly in arrears on each Quarterly Date, commencing with the first Quarterly Date after the date hereof, and when such Base Rate Loan is due (whether at maturity, by reason of acceleration or otherwise). The rate of interest on Base Rate Loans shall change on the date of any change in the applicable Base Rate. Interest on each Eurodollar Loan shall be payable, without setoff, deduction or counterclaim, for the related Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day of such Interest Period. Commitment Fees shall be due and payable in arrears on each Quarterly Date and on the Expiration Date.

        (d) Default Rate; Late Fee. During the existence of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, any interest (under this Section 2.3) and fees or any other amounts due and payable hereunder (including without limitation overadvances) shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived or cured to the satisfaction of the Agent and Required Lenders (or Lenders, as applicable pursuant to Section 9.7), at a rate per annum equal to 2% above the rate which then applies to Base Rate Loans with respect to each type of Loan, which interest shall be compounded daily and payable on demand. If any payment of principal, interest or other amount due hereunder is not paid in full within 10 days after the same is due, the Borrowers shall also jointly and severally pay to the Agent on behalf of the Lenders a late fee in the amount of 3.0% of the amount not paid when due. Nothing in this Section 2.3(d) shall affect the rights of the Agent and the Lenders to exercise any of their respective rights or remedies, including those provided in Section 8.2 and in the Security Documents, arising upon the occurrence of an Event of Default.

        (e) Computations. Interest on the Loans and on fees and expenses shall be computed on the basis of the actual number of days elapsed over a 360-day year. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period.

        2.4 Requests for Loans. The Borrowers shall give the Agent telephonic notice confirmed in writing in the form of Exhibit 2.4(a) of each Loan requested hereunder (a "Loan Request") no later than (a) 1:00 PM (Boston time) on the same Business Day as the proposed date of any Base Rate Loan and (b) 1:00 PM (Boston time) on the third Business Day prior to the proposed date of any Eurodollar Loan. Each such notice shall specify (i) the type of Loan and, if a Revolving Loan, the principal amount thereof requested and the use or uses thereof, (ii) the proposed date of such Loan, (iii) the Interest Period for such Loan, if a Eurodollar Loan, and (iv) whether such Loan shall be a Base Rate Loan or a Eurodollar Loan. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Lenders on the proposed date. Each Loan Request for a Base Rate Loan shall be in a minimum amount of $50,000 (and integrals thereof) and each Loan Request for a Eurodollar Loan shall be in a minimum amount of $100,000 (and integrals thereof); provided, that at no time shall there be more than five Eurodollar Loans outstanding from any Lender. The Agent shall promptly notify the Lenders of each Loan Request. Not later than 2:00 PM, Boston time, on the date specified for each borrowing hereunder, each Lender shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum to the Borrowers by depositing it in a joint account of the Borrowers with the Agent.

        2.5    Conversion and Continuance of Loans.

        (a) Conversion to a Different Type of Loan. The Borrowers may elect from time to time to convert any outstanding Revolving Loan or any portion of the Term Loans to a Base Rate Loan or Eurodollar Loan, as the case may be provided that (i) with respect to any such conversion of a Eurodollar Loan to a Base Rate Loan, the Borrowers shall provide the appropriate Interest Rate Option Notice in the form of Exhibit 2.5 hereto to Agent by 1:00 PM (Boston time) on the date of such proposed conversion; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall provide the appropriate Interest Rate Option Notice to Agent by 1:00 PM (Boston time) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of a Eurodollar Loan into a Base Rate Loan, such conversion shall only be made on the last day of the related Interest Period;
(iv) no Loans may be converted into a Eurodollar Loan when any Default has occurred and is continuing; (v) at no time shall there be more than five Eurodollar Loans outstanding from any Lender; and (vi) any conversion of less than all of the outstanding Loans of either type into Loans of the other type shall be in a minimum principal amount of $100,000.

        (b) Continuance of an Interest Rate Option. The Borrowers may continue any Loan of either type as a Loan of the same type upon the expiration of the related Interest Period by providing an Interest Rate Option Notice to the Agent in compliance with the notice provisions set forth in Section 2.5(a); provided that no Eurodollar Loan may be continued as such when any Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first applicable Interest Period which ends during the continuance of such Default.

        2.6 Termination of the Commitments. The Revolver Commitments shall be automatically and permanently reduced to -0- on the Expiration Date, when all outstanding principal, accrued interest and other amounts due on the Revolving Notes shall be due and payable in full. The Term Loan Commitments shall be automatically and permanently reduced to -0- on December 31, 1998.

        2.7 Mandatory Payments and Prepayments.

        (a) Overdraws. If at any time the Revolving Credit Outstandings exceed the sum of the Revolver Commitments, the Borrowers shall immediately pay to the Agent, for the account of the Lenders, the amount of such excess, which excess shall be first applied to any unpaid LC Draw Obligations or, if a Default then exists and is continuing, applied at the Required Lenders' sole and absolute discretion.

        (b) Mandatory Payments in Connection with Prepayment Events. The Borrowers shall, not later than 30 days following each day any Net Sale Proceeds are received by any Borrower or any of its Subsidiaries, pay to the Agent on account of the Lenders the amount of such Net Sale Proceeds (each such payment to the Agent being referred to herein as a "Sale Proceeds Payment").

        (c) Mandatory Payments in Connection with Debt or Equity Issuances. The Borrowers shall, not later than 30 days next following each day any Net Debt/Equity Proceeds are received by any Borrower or any of its Subsidiaries, pay to the Agent on account of the Lenders the amount of such Net Debt/Equity Proceeds (each such payment to the Agent being referred to herein as a "Debt/Equity Proceeds Payment").

        (d) Voluntary Prepayments. Subject to the provisions hereof, including without limitation the provisions of Section 2.11, the Borrowers may at any time voluntarily prepay the Revolving Loans or the Term Loans, in whole or in part in multiples of $500,000 from time to time upon not less than one Business Day prior notice by 1:00 PM to Agent with respect to Base Rate Loans and three Business Days' prior notice by 1:00 PM to Agent with respect to Eurodollar Loans; provided, however, that (i) Eurodollar Loans may be repaid only on the last day of an Interest Period for such Loans and (ii) all repayments of Eurodollar Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid and other amounts due with respect thereto through the date of such repayment.

        (e) Application of Payments.

               (i) If no Default then exists hereunder, all Sale Proceeds Payments and all Debt/Equity Proceeds Payments shall be first applied to remaining scheduled installments of Term Loans (each in inverse order of maturity) and then (after all principal of the Term Loans has been paid in full) to principal of the Revolving Loans. Any such payments applied to Revolving Loans shall immediately, automatically and permanently reduce the aggregate Revolving Commitments by the amount thereof.

               (ii) Except as set forth in subparagraph (i) above (or if a Default exists in which case all payments and prepayments may be applied as Required Lenders elect), all payments and repayments made pursuant to the terms hereof shall be applied (A) first to all (if any) amounts (except principal, interest and fees) due and payable under this Agreement at such time, (B) then to payment of all fees due and payable at such time, (C) then to interest due and payable at such time, (D) then to accrued interest and then to principal of Base Rate Loans, (E) then to principal of Eurodollar Loans, and (F) finally, to all other Obligations.

        2.8 Letters of Credit.

        (a) Letter of Credit Commitment. Subject to the execution and delivery by the Borrowers of a letter of credit application and any other related documents in a form satisfactory to the Issuing Bank (collectively, the "Letter of Credit Documents") and in reliance upon the representations and warranties of the Borrowers contained herein, the Issuing Bank agrees from time to time during the Revolving Credit Period to issue, extend and renew for the account of any Borrower or any of their Subsidiaries one or more standby letters of credit (each individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Bank. In the event and to the extent that any provision of any Letter of Credit Document shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall govern.

        (b)    Conditions to Issuance of Letters of Credit; Etc.

               (i) The obligation of the Issuing Bank to issue, extend or renew any Letter of Credit hereunder shall be subject to the conditions for Loans set forth in Section 3 and to the following conditions:

                      (A) Such Letter of Credit shall provide for payment in US
               Dollars and shall expire by its terms no later than the earlier to occur of (A) the Expiration Date and (b) one year from the date of its issuance;

                      (B) After giving effect to such issuance, extension or
               renewal, (1) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Available Revolver Commitment and (2) the sums of the aggregate LC Exposure Amount shall not exceed $2,000,000;

                      (C) The form and terms of each Letter of Credit and the
               related Letter of Credit Documents shall be acceptable to the Issuing Bank; and

                      (D) Each Letter of Credit shall be issued to support
               obligations of one or more Companies incurred in the ordinary course of its or their business.

               (ii) Whenever the Borrowers desire to have a Letter of Credit issued, extended or renewed, the Borrowers will furnish to the Agent and the Issuing Bank a written application therefor which shall (A) be received by the Agent and the Issuing Bank not less than three Business Days prior to the proposed date of issuance, extension or renewal and
        (B) specify (1) such proposed date (which must be a Business Day), (2) the expiration date of such Letter of Credit, (3) the name and address of the beneficiary of the Letter of Credit, (4) the amount of such Letter of Credit, and (5) the purpose and proposed form of such Letter of Credit. Each Letter of Credit shall be subject to the Uniform Customs Act and, to the extent not inconsistent therewith, the laws of The Commonwealth of Massachusetts.

        (c) LC Draw Obligations of the Borrowers. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent for the account of the Issuing Bank:

               (i) except as otherwise expressly provided in paragraphs (ii) and
        (iii) below, on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes a payment with respect thereto, as indicated in the notice thereof from the Issuing Bank to the Borrowers (A) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (B) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Issuing Bank in connection with any payment made by the Issuing Bank under or with respect to such Letter of Credit;

               (ii) upon the reduction (but not termination) of the aggregate Revolver Commitments to an amount less than the LC Exposure Amount, an amount equal to such difference, which amount shall be held by the Agent as cash collateral for all LC Draw Obligations; and

               (iii) upon the termination (or reduction) of the Revolver Commitments, or the acceleration of the LC Draw Obligations in accordance with Section 8.1, an amount equal to the LC Exposure Amount (or with respect to a reduction, the excess thereof over the reduced aggregate Revolver Commitments), which amount shall be held by the Agent as cash collateral for all LC Draw Obligations.

Interest shall accrue on any and all amounts remaining unpaid by the Borrowers under this Section 2.8 at any time from the date such amounts become due and payable (whether as stated in this Section 2.8, by acceleration of otherwise) until payment in full (whether before or after judgment) at the rate specified in Section 2.3(d) for overdue principal on the Loans and shall be payable to the Agent on demand.

        (d) Participations in Letters of Credit. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the other Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Percentage of each LC Draw Obligation. Each Lender acknowledges and agrees that its obligation to acquire participations in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of a Default hereunder, and that each such payment shall be made without any setoff, withholding or reduction whatsoever.

        (e) Revolving Loans to Satisfy LC Draw Obligations. The Borrowers may elect to satisfy any LC Draw Obligation arising under paragraph (c)(i) of this Section by borrowing a Base Rate Loan in the amount thereof and applying the proceeds thereto, provided that (i) all conditions to such Revolving Loan set forth in Section 3 shall have been satisfied in full and (ii) after giving effect to such Revolving Loan and the application of proceeds thereof, the Revolving Credit Outstandings will not exceed the aggregate Revolver Commitments. If the Agent has not received from the Borrowers the payment required pursuant to Section 2.8(c)(i) above by 1:00 PM (Boston time) on the date on which the Issuing Bank has notified the Borrowers that the payment of a draft has been presented under any Letter of Credit will be made, the Agent shall promptly notify the Issuing Bank and each other Lender of the LC Draw Obligation and, in the case of each Lender, its percentage of such Letter of Credit Disbursement. Each Lender shall pay to the Agent, not later than 3:00 PM (Boston time) on such date, such Lender's Percentage of such LC Draw Obligation, which the Agent shall promptly pay to the Issuing Bank. The Agent will promptly remit to each Lender its share of any amount subsequently received by the Agent from the Borrowers in respect of such LC Draw Obligation.

        (f) Borrowers' Obligations Absolute. The Borrowers assume all risks in connection with the Letters of Credit. The Borrowers' obligations under this
Section 2.8 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Agent, the Issuing Bank or any Lender or any beneficiary of a Letter of Credit. The Borrowers also agree that the Agent, the Issuing Bank and any other Lender shall not be responsible for, and the Borrowers' LC Draw Obligations shall not be affected by, among other things, (i) the validity, genuineness or enforceability of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient (provided all such documents conform on their face), fraudulent or forged, or (ii) any dispute between or among any Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower or any of its Subsidiaries against the beneficiary of any Letter of Credit or any such transferee. The Agent, the Issuing Bank and any other Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent, the Issuing Bank or any other Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not subject the Agent, the Issuing Bank or any other Lender to any liability to the Borrowers.

        (g) Reliance by Issuer. The Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank.

        (h) Letter of Credit Fee. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit, the Borrowers hereby agree jointly and severally to pay to the Agent on each Quarterly Date in arrears with respect to each such issuance, extension and renewal a fee (in each case, a "Letter of Credit Fee") for the account of the Issuing Bank and the Lenders, on the stated amount of such Letter of Credit at a rate per annum equal to the Applicable Margin for Eurodollar Loans per annum on the LC Exposure Amount. Notwithstanding anything herein to the contrary, the Issuing Bank shall receive a portion of the Letter of Credit Fee equal to 1/8th of 1% per annum on the stated amount of such Letter of Credit, and the balance of each Letter of Credit Fee shall be shared ratably among the Lenders (including the Issuing Bank) based upon their Revolver Commitments. In addition, the Borrowers shall pay to the Issuing Bank any and all standard charges customarily made by the Issuing Bank in connection with such issuance, extension or renewal.

        2.9 Changed Circumstances.

        (a) Eurodollar Loans. In the event that:

               (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set, the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate, or

               (ii) at any time the Required Lenders shall have determined in good faith (which determination shall be final and conclusive) that:

                      (A) the making or continuation of, or conversion of any
               Base Rate Loan to, a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the Interbank Eurodollar market or (2) compliance by the Agent or any Lender in good faith with any future applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                      (B) the Adjusted Eurodollar Rate shall no longer represent the effective cost to the Lenders for US dollar deposits in the Interbank market for deposits in which they regularly participate;

then, and in any such event, the affected Lender shall so notify the Agent and the Agent shall so notify the Borrowers. Until the Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the affected Lenders to allow selection by the Borrowers of Eurodollar Loans shall be suspended. If at the time the Agent so notifies the Borrowers, the Borrowers have previously given the Agent a Loan Request or Interest Rate Option Notice with respect to one or more Eurodollar Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and Borrower may choose to borrow such Loans as Base Rate Loans. Upon such date as the Lender shall specify in such notice, the Borrowers shall prepay all outstanding Eurodollar Loans, together with interest thereon, and may borrow Base Rate Loans in accordance with this Agreement by delivering an Interest Rate Option Notice pursuant to Section 2.5. In the event that the affected Lender determines at any time following the giving of notice pursuant to this clause that such Lender may lawfully make Eurodollar Loans, the affected Lender(s) shall give notice thereof to the Agent and the Agent shall give notice to the Borrowers of such determination, whereupon the Borrowers' right to request, and the Lenders' obligation to make, Eurodollar Loans shall be restored. If any of the events contemplated in Section 2.9(a)(i) or (ii) above occurs, prior to giving the notice contemplated herein, the affected Lenders shall make all reasonable efforts (which shall not require them to incur a loss or take any action which would be disadvantageous to them as determined in their sole discretion) to make an assignment of their rights and delegation and transfer of their Eurodollar Loan obligations hereunder to another of their offices, branches, or affiliates for the purpose of causing such event to cease to exist so long as: (x) such assignment and delegation will not create another event contemplated in Section 2.9(a)(i) or (ii), and (y) the Lenders shall be permitted under applicable law to continue to hold Eurodollar Loans pending such assignment and delegation.

        (b) All Credit Extensions. After the date hereof, in case any change in any existing or any new law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (i) subjects the Agent or any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by any Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Persons imposed by the United States of America or any political subdivision thereof), or

               (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or Loans or Letters of Credit issued by Agent or any Lender (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate), or

               (iii) imposes upon the Agent or any Lender any other condition with respect to the Loans or the Letters of Credit or otherwise with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Agent or any Lender, reduce the income receivable by the Agent or any Lender or impose any expense with respect to any Loan or Letter of Credit (in each case without duplication of amounts described in Section 2.10), the affected Lender shall so notify Agent and agent shall so notify the Borrowers. The Borrowers agree to pay to the Agent the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, within 10 days after presentation by the Agent of a statement in the amount and setting forth the Agent's or such Lender's calculation thereof, which statement shall be deemed true and correct, absent manifest error.

        2.10 Capital Adequacy. The affected Lender shall notify the Agent and the Agent shall notify the Borrowers if, after the date hereof, the Agent or any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies , or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by any such Person or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Person's or such holding company's capital as a consequence of such Person's commitment to make Loans or issue Letters of Credit hereunder to a level below that which such Person or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Person's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Person to be material. The Borrowers agree to pay to the Agent the amount of such reduction of return of capital as and when such reduction is determined, within a reasonable period of time (as determined by such Person in its reasonable discretion), after presentation by the Agent of a statement in the amount and setting forth the Agent's or such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the affected Lender, Issuing Bank or Agent may use any reasonable averaging and attribution methods used by such Person in similar circumstances.

        2.11 Payments Before End of Eurodollar Period. If any Borrower for any reason makes any payment or prepayment of principal with respect to any Eurodollar Loan on any day other than the last day of the applicable Interest Period, or fails to borrow, continue or convert to a Eurodollar Loan after giving a Loan Request or Interest Rate Option Notice pursuant to Section 2.4 or 2.5, or if any Eurodollar Loan is accelerated pursuant to Section 8.1, the Borrowers shall pay to the Agent for the account of the Lenders a makewhole payment pursuant to the following formula:

                      L = (R - T) x P x D
                          ---------------
                                360

                      L = amount payable to the Agent R = interest rate on such
                          Loan
                      T = effective interest rate per annum at which any
                          readily marketable bond or other obligation of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable Interest Period and in approximately the same amount as such Loan can be purchased by the Lenders on the day of such payment of principal or failure to borrow, continue or convert
                      P = the amount of principal prepaid or the amount of
                          the requested Loan
                      D = the number of days remaining in the Interest Period
                          as of the date of such payment or the number of days of the requested Interest Period

The Borrowers shall pay such amount upon demand upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

        2.12 Additional Fees. The Borrowers shall pay jointly and severally to the Agent certain fees as provided in the Fee Letter dated on or about the date hereof.

        2.13 Security.

        The Obligations, whether under this Agreement, the Notes, the Letter of Credit Documents, the other Loan Documents or otherwise, shall be secured at all times by:

        (a) a first priority perfected security interest in all presently owned and hereafter acquired tangible and intangible personal property and fixtures of the Borrowers and their Subsidiaries (including without limitation all Intercompany Notes and all trademarks and service marks and licenses, but excluding HTB Prohibited Assets), subject only to Permitted Encumbrances, together with landlord waivers and mortgagee waivers with respect to the locations of such personal property and fixtures and, after an Event of Default has been declared, lock box account agreements with respect to cash receipts;

        (b) a first priority perfected pledge of all of the issued and outstanding shares of capital stock and other equity interests of all of the Borrowers (other than the Parent and, without the consent, if required, of HomeTown Buffet, Inc., HTB) and their Subsidiaries, together with all options, warrants and other similar rights to the purchase thereof, now or hereafter owned legally or beneficially by any of the Borrowers; and

        (c) the subordination to the Agent and the Lenders of all now existing or thereafter arising obligations of the Borrowers to any of the other Borrowers, the Subsidiaries, or other Affiliates of any of the foregoing pursuant to a subordination agreement satisfactory to the Agent in form and substance.

The Borrowers agree to take such actions (and to cause their Subsidiaries to take such actions) as the Agent may reasonably request from time to time in order to cause the Agent and the Lenders to be secured at all times as described in this Section.

        2.14 Use of Proceeds. Each of the Borrowers hereby covenants, warrants and represents as follows:

        (a) The proceeds of the Term Loans shall be used by the Borrowers on or prior to December 31, 1998 in no more than four advances to (i) refinance existing Indebtedness described in Schedule 2.14 (which lists the approximate payoff amounts thereof); (ii) to redeem up to 500,000 shares of common stock of the Parent from non-Affiliates for a total redemption price which does not exceed $[*] in the aggregate (the "Stock Redemption"); and (iii) to finance the Preapproved Acquisitions.

        (b) Proceeds of Revolving Loans shall be used for (i) working capital and general corporate purposes of the Borrowers; (ii) new Restaurant development; (iii) Permitted Acquisitions; and (iv) Preapproved Real Estate Acquisitions.

        2.15 Time and Method of Payments. All payments of principal, interest, fees and other amounts (including indemnities) payable by the Borrowers hereunder shall be made in US Dollars, in immediately available funds, without deduction, setoff or counterclaim, to the Agent at its principal office on the date on which such payment shall become due; provided, however, that any payment not received by the Agent by 1:00 PM, (Boston time) on the date made shall be deemed received on the next Business Day (but no Default shall be deemed to have occurred as a result thereof under Section 8.1 if payment is received after 1:00 PM, (Boston time), but prior to 5:00 PM, (Boston time) on the date on which such payment shall become due). The Agent or any Lender for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any deposit account of any of the Borrowers with the Agent or such Lender, as the case may be. Each payment received by the Agent hereunder for the account of a Lender shall be paid promptly to such Lender, in like funds. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Agent, any Lender or the Issuing Bank to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by, the net income of such Person with respect to the amount by which



-----------
[*] Omitted pursuant to Rule 24b-2
the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes.

        2.16 Non-Receipt of Funds by Agent. Unless the Agent shall have been notified by a Lender or the Borrowers prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or Borrowers is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be, that such Person does not intend to make such payment to the Agent, the Agent may assume that such payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if such Person has not in fact made such payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon at a rate per annum equal to the Federal Funds Rate (when the recipient is a Lender) or equal to the rate of interest applicable to such Loan (when the recipient is any Borrower).

        2.17 Sharing of Payments and Setoff among Lenders. Each of the Borrowers hereby agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices for any Borrower or any of its Subsidiaries against any principal of or interest on any of its Loans or the LC Draw Obligations hereunder, or any fee payable to it, which is not paid when due (regardless of whether such balances held by it are then due to any Borrower or any of its Subsidiaries), in which case it shall promptly notify the Borrowers (and the Agent) thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Lender shall effect payment of any principal of or interest on any of its Loans or the LC Draw Obligations hereunder or any fee payable to it, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, it shall promptly purchase at par from the other Lenders participations in the corresponding Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Obligations held by each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Borrowers agrees that any Lender so purchasing a participation in the Loans or the LC Draw Obligations held by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of any Borrower or any of its Subsidiaries.

        SECTION 3. CONDITIONS OF LOANS.

        3.1 Conditions to Initial Credit Extension. The obligations of the Agent and the Lenders to enter into this Agreement and make the initial Credit

Extensions hereunder are subject to the fulfillment of the following conditions precedent:

        (a) Receipt by the Agent of the following documents, certificates and opinions in form and substance satisfactory to the and duly executed and delivered by the parties thereto:

                (i) This Agreement;

                (ii) The Notes;

                (iii) The Security Documents and such assignments, consents, landlord waivers (provided, that Borrower shall have up to 45 days from the date of the initial Credit Extension to obtain such waivers), mortgagee waivers, UCC financing statements and other instruments and documents as the Agent shall deem necessary to satisfy the requirements of Section 2.13;

                (v) An officer's certificate executed by the chief financial officer of the Borrowers in the form acceptable to the Agent, including all attachments thereto;

                (vi) Certificates of insurance or insurance binders evidencing compliance with Section 6.3 (including the required lender's loss payable endorsements);

                (vii) A favorable legal opinion satisfactory to the Agent, addressed to the Agent and the Lenders, from Stradling Yocca Carlson and Rauth, counsel to the Borrowers and their Subsidiaries; and

                (viii) A favorable trademark legal opinion satisfactory to the Agent, addressed to the Agent and the Lenders, from Knobbe, Martens, Olsen and Bear, trademark counsel to the Borrowers and their Subsidiaries.

        (b) The Borrowers shall have paid the fees required under Section 2.12 to be paid as of the date hereof and all reasonable fees and expenses of the Agent's counsel through the closing date.

        (c) The Borrowers shall have provided the Agent with such additional instruments, certificates, opinions and other documents as the Agent or its counsel shall reasonably request.

        (d) All corporate, partnership and other proceedings, and all documents, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Agent and its counsel.

        3.2 Conditions to All Credit Extensions. The obligation of the Agent and the Lenders to make any Credit Extension (including the initial Credit Extension) is subject to the following conditions:

        (a) All representations and warranties contained in this Agreement or otherwise made in writing by or on behalf of any of the Borrowers or any of their Subsidiaries in connection with the transactions contemplated hereby shall be true and correct in all material respects at the time of each such Credit Extension (except to the extent affected by transactions occurring after the date hereof and permitted hereunder), with and without giving effect to the Credit Extension at such time and the application of the proceeds thereof.

        (b) At the time of each such Credit Extension (i) the Borrowers and their Subsidiaries shall have performed and complied with all covenants and conditions required in this Agreement to be performed or complied with by them prior to the making of such Credit Extension, (ii) no Default shall have occurred and be continuing or would result from such Credit Extension, and (iii) there shall have been no material adverse change in the business, assets, condition (financial or otherwise), or prospects of any of the Companies, since the date of this Agreement.

        (c) As to any such Credit Extension, the Agent shall have received a properly completed Loan Request or Letter of Credit Documents, as appropriate.

        (d) The Agent shall have received such other supporting documents and certificates as it may reasonably request.

Each request for a Credit Extension shall be deemed to constitute the Borrowers' representations and warranty that all of the foregoing conditions in Sections
3.1 and 3.2 have been satisfied in full.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and Lenders to enter into this Agreement and make the Credit Extensions hereunder, each of the Borrowers hereby confirms the representations and warranties made by any of them in the Security Documents (which are incorporated by reference herein) and, further, represents and warrants (all of which representations and warranties assume the making of the initial Credit Extensions hereunder) as follows:

        4.1 Organization and Qualification. Each of the Companies (a) is a limited partnership or corporation duly organized, validly existing and in good standing under the laws of its state of formation (as designated on Schedule 4.1); (b) has all requisite corporate or partnership power and authority, as the case may be, to own its property and conduct its business as now conducted and as presently contemplated; and (c) is duly qualified and in good standing in each jurisdiction where the nature of its properties or its business (present or proposed) requires such qualification, as specified in Schedule 4.1, except where the failure to so qualify will not materially adversely affect its business and (d) has no Subsidiaries except as specified in Schedule 4.1.

        4.2 Corporate or Partnership Authority. The execution, delivery and performance of each of the Loan Documents and the transactions contemplated thereby (including the granting of security interests thereunder in favor of Agent on behalf of Lenders) are within the corporate and partnership authority of each of the Companies, have been authorized by all necessary corporate and partnership proceedings on the part of each of the Companies, and do not and will not contravene any provision of law (including without limitation the rules and provision of law or the charter documents, by-laws, certificates of limited partnership or partnership agreements (collectively, "Organizational Documents") of any of the Companies, or contravene any provisions of, or constitute a Default hereunder or a default under any other material agreement (including any lease, any shareholder agreement, any license agreement or any supplier contracts), instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to any of the Companies or any of its properties, or result in the creation, other than in favor of the Agent on behalf of the Lenders, of any Encumbrance upon any of the properties of any of the Companies.

        4.3 Valid Obligations. Each of the Loan Documents and all of its respective terms and provisions (including the security interests granted thereunder) are legal, valid and binding obligations of each of the Companies who are named as parties thereto, enforceable in accordance with their terms.

        4.4 Approvals. The execution, delivery and performance of the Loan Documents and the transactions contemplated thereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority or any other Person, except as disclosed on Schedule 4.4.

        4.5 Title to Properties; Absence of Liens. As of the date of this Agreement and after giving effect to the application of the proceeds of the Loans as provided in Section 2.14, each of the Companies has good and marketable title to all of its properties of every name and nature now purported to be owned by it, including without limitation all assets of the Restaurants listed on Schedule 4.8 (as updated from time to time as required hereunder), the Collateral and the properties reflected in the Initial Financial Statement, in each case free from all Encumbrances whatsoever except for Permitted Encumbrances. All of the Restaurants are operated by the Parent or one of its wholly-owned Subsidiaries which are Borrowers hereto.

        4.6 Licenses, Patents, Trademarks and Intellectual Property. Except as otherwise described in Schedule 4.6, each of the Companies has all necessary permits, approvals, authorizations, consents, license (including liquor licenses), franchises, registrations, patents, trademarks, trade names and copyrights, recipes and other rights and privileges to allow it to own and operate their businesses and to operate the Restaurants listed on Schedule 4.8 (as updated from time to time as required hereunder) without any violation of law or the rights of others, except where such violation would not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole. All trademarks, service marks, trade names, patents and patent applications in which any Company has an ownership or licensee interest, and all United States, state and foreign registrations thereof and applications therefor, are listed on
Schedule 4.6, and such Company is and will at all times hereafter be the owner (or licensee if so indicated thereon) thereof, free of all Encumbrances except Encumbrances in favor of the Agent (other than Encumbrances in favor of the Agent on HTB Prohibited Assets if the same cannot be pledged pursuant to the definition thereof). No interest in any of such intellectual property has been licensed by any Company to any other Person.

        4.7 Compliance with Laws and Agreements. No Company is in violation of any provision of its Organizational Documents and no Company is in violation of any provision of any material indenture, agreement or instrument to which it is a party or by which it is bound (including without limitation any material lease) or, to the best of the Borrowers' knowledge and belief, of any provision of law, the violation of which could have a material adverse effect upon any Company or any Restaurant or any order, judgment or decree of any court or other agency of government. Without limiting the scope of the foregoing, each Company is in compliance in all material respects with all federal and state laws and regulations (including all Environmental Laws and all other federal and state securities laws) the violation of which could have a material adverse effect upon it or upon any Restaurant.

        4.8 Material Agreements. Schedule 4.8 accurately and completely lists all Restaurants owned and/or operated by any Company (with the owner and/or operator and address of each Restaurant listed thereon) and all Organizational Documents and all material agreements to which any Company is a party. Each of the material agreements listed on Schedule 4.8 is in full force and effect and constitutes the legally valid and binding obligation of the Company identified with it thereon and, to Borrowers' knowledge, the other parties thereto, enforceable against each of them in accordance with its respective terms. No Company is in violation under any material agreements, where such violations in the aggregate would be likely to have a material adverse effect on any Company or any Restaurant. To Borrowers' knowledge, except as disclosed in Schedule 4.8, third parties to any material agreements are not in material violation thereof to the extent that such violations in the aggregate would be likely to have a material adverse effect on any Company or Restaurant.

        4.9 Environmental Matters. Except as specified in Schedule 4.9:

        (a) Each Company has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of any Company or any Restaurant. Each Company and each Restaurant is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition, prospects or operations of any Company or any Restaurant.

        (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, to Borrowers' knowledge, or threatened by any governmental or other entity with respect to any alleged failure by any Company or any Restaurant to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property costing in excess of $100,000 in the aggregate in each fiscal year.

        (c) To Borrowers' knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of any Company or any Restaurant and no property now or previously owned, leased or used by any Company or any Restaurant is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

        (d) There are no Encumbrances arising under or pursuant to any Environmental Laws on any of the real properties owned or leased by any Company or any Restaurant, and no governmental actions have been taken or are in process which could subject any of such properties to any Encumbrances or, as a result of which any Company or any Restaurant would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it or in any deed to such property.

        (e) No Company or Restaurant has (i) engaged in or permitted any operations or activities upon or any use or occupancy of any property owned or leased by it, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the knowledge of the Borrowers have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor to the knowledge of the Borrowers, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations, and, in such case, in compliance with, all Environmental Laws.

        4.10 Compliance with ERISA. Each of the Companies and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

        4.11 Financial Statements. The Borrowers have furnished to the Agent and the Lenders their consolidated audited balance sheets as at January 26, 1998 and company-prepared consolidated balance sheet as at August 10, 1998 and related statements of operations and cash flow for the fiscal year and fiscal quarter then ended, which were prepared in accordance with GAAP and (as to fiscal year
1997) audited by the Accountants (collectively, the "Initial Financial Statements"). Such Initial Financial Statements fairly present the financial position of the Companies as at such dates and the results of operations for such periods covered thereby. The Borrowers have reviewed the projections for the future results of operations of the Companies for the period commencing fiscal year 1998 through fiscal year 2003 (the "Projections"), and the Borrowers hereby certify to the Agent and the Lenders that the Projections were made in good faith upon reasonable assumptions at the time of their preparation, which assumptions are still reasonable on the date hereof. Except as reflected in the Initial Financial Statements, none of the Companies has any material contingent obligations, liabilities for taxes or unusual forward or long-term commitments. Since the effective date of the latest audited Initial Financial Statements, there have been no changes in the assets, liabilities, financial condition or business of any Company, the effect of which has, individually or in the aggregate, been materially adverse to any Company or any Restaurant.

        4.12 Solvency. Each of the Companies has assets (both tangible and intangible) having a fair salable value in excess of the amount required to pay the probable liability on its respective existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); each of the Companies has access to adequate capital for the conduct of its respective business for the foreseeable future and the discharge of its debts incurred in connection therewith as such debts mature; each of the Companies is not Insolvent and, immediately prior to the consummation of the initial Loans hereunder, each of the Companies was not Insolvent; and each of the Companies does not intend to or believe that it will incur debts beyond its ability to pay them at their maturity.

        4.13 Taxes. Each of the Companies has filed all federal, state and other tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other such governmental charges due have been fully paid, except for being contested in good faith and for which adequate reserves have been made and no Encumbrance has been filed. No Company has executed any waiver that would have the effect of extending the applicable statute of limitations in respect of tax liabilities.

        4.14 Litigation. Except as otherwise described in Schedule 4.14, there is no litigation, proceeding or governmental investigation, administrative or judicial, pending or, to Borrowers' knowledge, threatened against or affecting any Company or any Restaurant or its properties in which there is a reasonable possibility of an outcome which could result in a materially adverse effect on the business, properties or condition (whether financial or otherwise) of the Borrowers and its Subsidiaries, taken as a whole, or their ability to perform any of their obligations under any Loan Document.

        4.15 Margin Rules. No portion of any Loan is intended to be used for the purpose of purchasing or carrying any "margin security" or "margin stock", as such terms are used in Regulations U or X and the Board of Governors of the Federal Reserve System ("Margin Stock").

        4.16 Restrictions on the Borrowers. No Company is a party to or bound by any contract, agreement or instrument, nor subject to any charter or other corporate restriction, which could reasonably be expected to materially and adversely affect the Borrowers' business, property, assets, operations or condition, financial or otherwise, taken as a whole.

        4.17 Capitalization. Schedule 4.17 describes the ownership structure of each of the Borrowers and their Subsidiaries, showing accurate ownership percentages and accompanied by a statement of authorized and issued equity securities as of the date hereof and the names and addresses of the holders thereof. The Borrowers have supplied the Agent with true and complete copies of their Organizational Documents. Except as otherwise set forth in Schedule 4.17:
(a) no securities of any Company carry preemptive rights; (b) there are no outstanding subscriptions, warrants or options to purchase any securities of any Company; (c) no Company is obligated to redeem or repurchase any of its securities; and (d) there is no other agreement, arrangement or plan which could directly or indirectly affect the equity structure of any Company. All equity securities of each Company are validly issued and fully paid and non-assessable, free of any Encumbrance, except for liens on the securities of the Companies other than the Parent granted to the Agent on behalf of the Lenders and restrictions on transfer indicated on the certificates evidencing such shares pursuant to applicable Federal or state securities regulations. No Company has any Subsidiaries except as set forth on Schedule 4.17.

        4.18 Full Disclosure. No statement of fact made by or on behalf of any Company or the Principal in this Agreement or any of the other Loan Documents or in any certificate or schedule furnished to the Agent or Lenders pursuant hereto or thereto in light of all information provided to the Agent and the Lenders, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements continued therein or herein not misleading. There is no fact currently known to any Borrower which has not been disclosed to the Agent and the Lenders in writing which materially affects adversely, or, as far as any Borrower can reasonably foresee, will materially affect adversely, the business, operations, properties, assets or condition, financial or otherwise, of any Company or the Principal, or the ability of the Companies and the Principal to perform their respective obligations under the Loan Documents.

        4.19 Investment Company Act. No Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.20 Labor Disputes; Collective Bargaining Agreements; Employee Grievances. As of the date hereof (a) there are no collective bargaining agreements or other labor contracts covering any Company or any Restaurant; (b) no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of any Company or any Restaurant; (c) there is no material labor dispute pending or threatened against or affecting any Company or any Restaurant; (d) there has not been, during the five year period prior to the date hereof, any material labor dispute against or affecting any Company or any Restaurant, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material. Each of the Companies and each Restaurant has complied with (or corrected in full any prior noncompliance) and is in compliance with the provisions of the Fair Labor Standards Act and regulations thereunder, except where such non-compliance would not reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

        SECTION 5. FINANCIAL COVENANTS. Each of the Borrowers covenants and agrees that, until all Commitments have been terminated, all Letters of Credit have terminated or expired, and all Obligations have been indefeasibly paid in full in cash, the Borrowers will not cause or permit:

        5.1 Maximum Leverage Ratio. The ratio of Consolidated Funded Indebtedness at any time to Consolidated EBITDA for any Reference Period to be greater than 2.50:1.00.

        5.2 Minimum Fixed Charges Coverage Ratio. The ratio of Consolidated Cash Flow for any Reference Period ending on any Quarterly Date to Consolidated Financial Obligations for such Reference Period to be less than 1.30:1.00.

        5.3 Minimum Net Worth. At all times on and after the date hereof, maintain Consolidated Net Worth of no less than $22,000,000, plus an amount equal to the sum of (a) 50% of positive Consolidated Net Income for each fiscal quarter ending on or after the third quarter end in fiscal year 1999, and (b) 100% of Net Equity Proceeds after the date hereof.

        5.4 Maximum Capital Expenditures. Make or agree to make, or incur any obligations with respect to, any Capital Expenditures in excess of the maximum amounts set forth below for the fiscal years listed.

                                                       Maximum Amount of
Fiscal Year                                          Capital Expenditures
-----------                                          --------------------
   1999                                                  $20,000,000
   2000                                                  $ 8,500,000
   2001                                                  $10,000,000
   2002                                                  $11,500,000
   2003                                                  $13,000,000
   2004 and each fiscal year thereafter                  $ 8,000,000

        SECTION 6. AFFIRMATIVE COVENANTS. Each of the Borrowers covenants and agrees that, until all Commitments have been terminated, all Letters of Credit have terminated or expired, and all Obligations have been indefeasibly paid in full in cash:

        6.1 Financial Reporting. The Borrowers will furnish to the Agent and the
Lenders:

        (a) as soon as available, but in any event within 90 days after each fiscal year-end, the Borrowers' balance sheet as at the end of, and related statements of operations and cash flow for, such year, prepared in accordance with GAAP consistently applied and audited by the Accountants; and concurrently with such financial statements, consolidating financial statements and a written statement by the Accountants that, in conducting such audit, they have obtained no knowledge of any Default or Event of Default (or, if such an event exists, a statement as to its nature and status);

        (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter, the Borrowers' balance sheet as at, the end of, and related statements of operations and cash flow for, the portion of the year then ended and the fiscal quarter then ended, prepared in accordance with GAAP (or in lieu thereof, unless otherwise requested by Agent, the Parent's Form 10-Q quarterly report filed with the Securities and Exchange Commission), together with a comparison of such results to budgeted results and to the results for the comparable period in the prior fiscal year, prepared on a consolidated basis, in each case certified by the Borrowers' chief financial officer or controller;

        (c) as soon as available, but in any event within 45 days after the end of each month, the Borrowers' unaudited balance sheet as at the end of, and related unaudited statements of operations and cash flow for, the portion of the year then ended and the month then ended, prepared in accordance with GAAP, except for the absence of notes thereto and subject to normal year-end adjustments, together with a comparison of such results to budgeted results and to the results for the comparable period in the prior fiscal year, prepared on a consolidated basis and a per Restaurant basis, in each case certified by the Borrowers' chief financial officer or controller;

        (d) as soon as available, but in any event within 45 days after the end of each fiscal quarter, a covenant compliance report in substantially the form of Exhibit 6.1, signed by the Borrowers' chief financial officer or controller;

        (e) promptly as they become available, a copy of each report (including any so-called management letters) submitted to any Company by the Accountants in connection with each annual, interim or special audit of its books;

        (f) promptly as they become available, copies of all such financial statements, proxy material and reports as any Company shall send or make available to its stockholders and/or material creditors;

        (g) promptly as they become available, copies of the Parent's quarterly report filed on Form 10-Q and annual report filed on Form 10-K with the Securities and Exchange Commission and copies of all registration statements and regular periodic reports, if any, that the Parent shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

        (h) within 30 days after the beginning of each fiscal year, pro forma projections for the Companies for such fiscal year, prepared on a quarterly basis, consisting of projected statements of operations and projections of Capital Expenditures, all prepared on a basis consistent with the financial statements required by Section 6.1(a);

        (i) no more than five Business Days after any Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

        (j) immediately upon becoming aware of the existence of any condition or event that constitutes an Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

        (k) no more than five Business Days after becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against any Company, the outcome of which could have a materially adverse effect on the assets, business or prospects of any Company or any Restaurant, written notice thereof and of the action being or proposed to be taken with respect thereto;

        (l) no more than five Business Days after becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against any Company regarding any potential violation of Environmental Laws, any spill, release, discharge or disposal of any Hazardous Material or any event required to be reported to any such governmental agency or authority, written notice thereof and of the action being proposed to be taken with respect thereto;

        (m) Prior to the consummation of any Permitted Sale, written notice thereof, specifying the purchase price, payment terms and closing date thereof;

        (n) At the same time as written notice, if any, is required to be given to the Agent concerning a Permitted Sale or concerning a Permitted Acquisition, an updated Schedule 4.8 to this Agreement, giving effect to such Permitted Sale or Permitted Acquisition, as the case may be; and

        (o) as soon as reasonably possible and in any event within 10 days after request therefor, such other information regarding the operations, assets, business, affairs and financial condition of any Company or any Restaurant as the Agent may reasonably request.

        6.2 Conduct of Business. Each of the Companies will (a) duly observe and comply in all material respects with all applicable laws and all requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA); (b) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business; (c) comply in all material respects with all material agreements (including without limitation material leases and supplier contracts) to which it is a party; (d) maintain its corporate or partnership existence, as the case may be; and (e) remain or engage in the business of owning and operating Restaurants and incidental purposes, and in no other business.

        6.3 Maintenance and Insurance. Each of the Companies will maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto so that its business may be properly and advantageously conducted at all times. Each of the Companies and each Restaurant at all times will maintain, or cause to be maintained, insurance covering it and its tangible property in such amounts (including, without limitation, so-called "all perils" coverage at replacement value, "broad form" liability coverage, and fidelity and business interruption insurance), against such hazards and liabilities and for such purposes as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties. The Agent shall be named as loss payee (pursuant to a standard "lender's loss payable" endorsement) and additional insured and shall be given 30 days' advance notice of any cancellation, change in form or renewal of insurance. Such insurance shall insure the Agent's interest regardless of any breach or violation of the underlying policies by any Company or any other Person. Each of the Companies shall insure, or cause to be insured, its assets in amounts sufficient to prevent the application of any co-insurance provisions. The Borrowers shall evidence their compliance with this Section by delivering a certificate with respect to each policy concurrently with the execution hereof, annually thereafter and at any time upon the Agent's request. If any Company fails to provide or cause to be provided such insurance, the Agent, in its sole discretion, may provide such insurance and charge the cost to any of the Borrowers' deposit accounts with Agent or any Lender.

        6.4 Taxes. Each of the Companies will pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties prior to such taxes becoming delinquent;

except for any tax, assessment or charge (other than any charge for required environmental cleanup costs) which is being contested in good faith by appropriate legal or other proceedings or actions and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, if no Encumbrance shall have been filed to secure such tax, assessment or charge.

        6.5 Inspection by the Lender. Each of the Companies will at all reasonable times, during normal business hours permit the Agent and the Lenders or their designees, to (a) visit and inspect the Restaurants and other properties of the Companies and (b) examine and make copies of and take abstracts from the Companies' and the Restaurants' books and records. Without limiting the foregoing, the Agent and the Lenders may conduct as many commercial credit examinations of the Companies and the Restaurants as it reasonably deems necessary, whether or not an Event of Default exists, and the Borrowers will reimburse the Agent and the Lenders the costs of all such credit examinations.

        6.6 Accounting System. The Companies will maintain an accurate system of accounting in accordance with GAAP, will at all times be part of a consolidated group for accounting purposes, and, without the Agent's prior written consent, will not change their fiscal year from the fiscal year accounting used in the preparation of the Initial Financial Statements.

        6.7 Further Assurance. From time to time hereafter, the Companies will execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Notes, the Letter of Credit Documents or the other Loan Documents, and upon the exercise by the Agent of any power, right, privilege or remedy pursuant to this Agreement, the Notes, the Letter of Credit Documents or the other Loan Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Agent may be so required to obtain.

        6.8 Environmental Laws. Each of the Companies will comply in all material respects with, and perform or cause to be performed any and all Remedial Work necessary under, all Environmental Laws applicable (now or in the future) to it or to its business.

        6.9 Depository. The Borrowers shall maintain a depository account or accounts with the Agent to facilitate borrowings and payments hereunder. Each of the Companies hereby irrevocably authorizes the Agent to debit such depository account or accounts in order to effect the making of any such payments not paid when due.

        SECTION 7. NEGATIVE COVENANTS. Each of the Borrowers covenants and agrees that, until all Commitments have been terminated, all Letters of Credit have terminated or expired, and all Obligations have been indefeasibly paid in full in cash:

        7.1 Indebtedness; Contingent Liabilities. No Company will create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness except:

        (a) Indebtedness of the Companies to the Agent and the Lenders under the Loan Documents;

        (b) Indebtedness in the amounts existing on the date hereof and described in Schedule 7.1 (but no refinancings, renewals or extensions thereof without the Agent's prior written consent;

        (c) Guarantees in respect of endorsements of negotiable instruments for collections in the ordinary course of business (and refinancings, renewals or extensions thereof);

        (d) Capitalized Leases and purchase money Indebtedness not exceeding $500,000 in the aggregate secured by Permitted Encumbrances under Section 7.3(f);

        (e) unsecured Indebtedness of the Subsidiaries who are Borrowers hereunder to the Parent, evidenced by promissory notes pledged and delivered to the Lender pursuant to the Security Documents (the "Intercompany Notes");

        (f) With the prior written consent of the Required Lenders, Debt Issuance which is unsecured and subordinate to the Obligations pursuant to a written subordination agreement in form and substance satisfactory to the Agent and provided the prepayment required by Section 2.7 is paid in full with respect thereto (unless such prepayment is otherwise waived by the Required Lenders in writing);

        (g) Indebtedness incurred in connection with the Preapproved Acquisitions in an aggregate amount not to exceed $3,000,000; and

        (h) current trade payables incurred in the ordinary course of business.

        7.2 Sale and Leaseback. No Company will enter into any arrangement (a "Sale Leaseback"), directly or indirectly whereby any of them shall sell or transfer any of its property acquired prior to the date of this Agreement in order to lease such property or lease other property that any Company intends to use for substantially the same purpose as such property being sold or transferred.

        7.3 Encumbrances. No Company nor the Principal on behalf of any Restaurant will create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

        (a)    Encumbrances in favor of the Agent under the Loan Documents;

        (b) Encumbrances existing as of the date of this Agreement and disclosed in Schedule 7.3;

        (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 6.4;

        (d) landlord's and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

        (e) judgment liens that shall not have been in existence for a period of longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

        (f) Encumbrances in respect of Capital Leases and purchase money obligations incurred within 90 days of purchase which in the aggregate do not secure Indebtedness in excess of $500,000 for tangible personal property other than inventory used in its business, provided that any such Encumbrances shall not extend to property and assets not financed by such Capitalized Lease or purchase money obligation and shall not secure Indebtedness greater than the lesser of the cost or fair market value of such tangible personal property so acquired; and

        (g) easements, rights of way, restrictions and other similar Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business, if the same were permitted exceptions to the title insurance policies deemed by Agent to be satisfactory.

        7.4 Disposition of Assets, Etc. No Company will sell, lease, transfer or otherwise dispose of any of its properties, assets, rights, licenses or franchises to any Person, except for (a) dispositions of inventory in the ordinary course of business (which dispositions may be made free from the Encumbrances of the Loan Documents), the disposition in the ordinary course of business, without replacement, of equipment which is obsolete or no longer needed in the conduct of its business and the disposition and replacement in the ordinary course of business of equipment or other tangible personal property with other equipment of at least equal utility and value (provided that the Agent's lien upon such newly acquired equipment shall have the same priority as the Agent's lien upon the replaced equipment); and (b) so long as no Default exists or would result therefrom, any other sale of assets other than the sale of all or substantially all of the assets of any Company, or any Restaurant for not less than the fair market value thereof, (each such sale being referred to as a "Permitted Sale"), provided that prior notice thereof is given to the Agent, if required, pursuant to Section 6.1(l) and the Sale Proceeds Payment with respect thereto is made, if and to the extent required, pursuant to Section 2.7(b) of this Agreement.

        7.5 Amendment to Charter or Partnership Documents. Each of the Companies will not permit or suffer any amendment of its Organizational Documents which could materially adversely affect its financial condition or adversely affect (in light of the entire transaction in which it is a part) the rights of the Agent or any Lender hereunder or under the Loan Documents (it being expressly agreed that the inclusion in any such charter documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware General Corporation Law is prohibited under this Section).

        7.6 Mergers; Consolidations; Issuance of Securities; Etc. No Company will dissolve, liquidate, merge or consolidate into or with any other Person; provided that any Borrower may merge any of its Subsidiaries into a Borrower or another Subsidiary so long as such Borrower or such Subsidiary is the surviving entity of such merger and all Borrowers remain as surviving entities. No Company will issue any additional shares of capital stock or other equity securities, any options therefor or any securities convertible thereto, unless no Default exists or would result therefrom and the Debt/Equity Proceeds Payment with respect thereto is made, if and to the extent required, pursuant to Section 2.7(e) of this Agreement.

        7.7 Equity Distributions; Subordinated Payments. No Company will pay any cash or cash equivalent dividends or other distributions on any class of its equity interests or make any other distribution or payment on account of or in redemption, retirement or repurchase of such securities; provided, (a) the Subsidiaries of the Parent shall declare and pay cash distributions to the Parent to the extent required to ensure that the Borrowers can meet their Obligations under the Loan Documents, and (b) if no Default then exists or could result therefrom, the Parent may repurchase up to 500,000 shares of its common stock from shareholders other than Affiliates for purchase prices which do not exceed $[*] in the aggregate while this Agreement is in effect. No Company will make any payment on any Debt Issuance except interest payments if expressly permitted under the applicable subordination agreement relating thereto.

        7.8 Investments, Loans and Acquisitions. No Company will (a) purchase or acquire any share of capital stock, partnership interest, evidence of Indebtedness or other equity security of any other Person, (b) acquire all or substantially all of the assets of any Person or any division of any Person, (c) make any loan, advance or extension of credit to, or contribution to the capital of, any other Person, (d) purchase any real estate for sale or investment, (e) purchase any commodities futures contracts other than in connection with bona fide hedging transactions in the ordinary course of business, (f) make any other investment in any Person, (g) form any Subsidiary (except to the extent the Parent determines that the formation of a Subsidiary is necessary or appropriate in connection with a Permitted Acquisition), or (h) make any commitment or acquisition of any option or enter into any other arrangement for the purpose of making any of the foregoing investments, loans or acquisitions, except the following:

                (i) Qualified Investments;

                (ii) Permitted Acquisitions;

                (iii) Loans from the Parent to Subsidiaries who are Borrowers hereunder pursuant to Section 7.1 (e);

                (iv) the existing investments referred to in Schedule 7.8 hereto; and

                (v) the Preapproved Real Estate Acquisitions.



-----------
[*] Omitted pursuant to Rule 24b-2

        7.9 ERISA. No Company nor any member of the Controlled Group shall permit any Plan maintained by it to (a) engage in any "prohibited transaction" (as defined in Section 4975 of the Code), (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of any Company pursuant to Section 4068 of ERISA.

        7.10 Transactions with Affiliates. No Company will enter, directly or indirectly, into any purchase, sale, lease or other transaction with any Affiliate, except in the ordinary course of business and on terms that are no less favorable to such Company than those which could be obtained at the time in a comparable arm's length transaction with any Person who is not an Affiliate. No Company will incur Indebtedness to any Affiliate except as permitted under
Section 7.1(e) of this Agreement. All transactions of any Company with Affiliates existing on the date of this Agreement are described on Schedule 7.10 hereto. Notwithstanding anything herein to the contrary, no Company will make a payment of cash or property, or both, directly or indirectly for any reason to any Affiliate, if a Default exists hereunder or would result therefrom (other than reasonable compensation and employee benefit expenses paid to employees of such Company pursuant to employment agreements in the ordinary course of business and reasonable bona fide out-of-pocket reimbursement expenses incurred on behalf of such Company).

        7.11 Amendment of Certain Agreements. No Company will amend or modify any Organizational Document or any other material agreement, if the same would be likely to have a material adverse effect upon its business, its ability to fulfill any of its obligations under the Loan Documents or any of the Agent's or any Lender's rights under the Loan Documents.

        7.12 Margin Stock. No Company will use or permit the use of any of the proceeds of the Credit Extensions, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute a "purpose credit" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

        7.13 Negative Pledges, Etc. No Company will enter into any agreement, amendment or arrangement (excluding this Agreement or any other Loan Document) prohibiting or restricting (a) it from amending or otherwise modifying this Agreement or any other Loan Document, (b) the creation or assumption of any Encumbrances upon its properties, revenues or assets, whether now owned or hereafter acquired, or (c) the ability of any Subsidiary to make any payment or distribution, directly or indirectly, to the Parent.

        SECTION 8. DEFAULTS.

        8.1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

        (a) any Borrower shall fail to pay any amount of principal of any Loan, any LC Draw Obligation or any principal on any other Obligation or any interest thereon, or fees or expenses, when the same becomes due and payable, in each case (whether on the date fixed for such payment, by acceleration or otherwise); or

        (b) any Company shall fail to (i) perform any term, covenant or agreement contained in Section 5, Section 6, or Section 7 hereof; or (ii) pay any amount due to Agent when the same becomes due and payable under any term, covenant or agreement contained in Section 2;

        (c) any Company shall fail to perform any term, covenant or agreement contained in this Agreement or any default shall occur on the part of any Company under any other Loan Document, other than those referred to in Sections 8.1(a) and (b) above, and such default shall continue for 10 days after the earlier of (i) written notice thereof to the Borrowers by the Agent or (ii) actual knowledge thereof by any Company; or

        (d) any representation or warranty of any Company made in this Agreement or any other Loan Document or in any report, certificate or financial statement delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

        (e) any Company shall fail to pay at maturity, or within any applicable period of grace, any obligations which, together with all other such obligations of the Companies and the Restaurants, exceed $250,000 in the aggregate, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations, the result of which failure is to permit the holder or holders of such obligations to cause the indebtedness relating thereto to become due prior to its stated maturity upon delivery of required notice, if any; or

        (f) any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any action for the purpose of effecting any of the foregoing; or

        (g) a proceeding or case shall be commenced with respect to any Company, without the application or consent of such in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against any Company; or action under the laws of the jurisdiction of incorporation or organization of any Company similar to any of the foregoing shall be taken with respect to any Company and shall continue unstayed and in effect for any period of 60 days; or

        (h) a judgment or order for the payment of money shall be entered against any Company by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Company, that, together with all other such judgments and attachments against the Companies exceeds $250,000 in the aggregate in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

        (i) any Company or any member of the Controlled Group shall fail to pay when due an amount or amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA and which, together with all such amounts, exceeds $100,000 in the aggregate; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against any Company and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

        (j) for any reason, the Parent shall cease to own 100% of all of the legal and beneficial equity interests of all of its other Subsidiaries existing as of the date hereof, or 100% of all of the legal and beneficial equity interests of any Subsidiary formed after the date hereof;

        (k) for any reason, any Security Documents shall not be in full force or effect in all material respects, or any party thereto shall contest the validity thereof or disaffirm its obligations thereunder or default with respect to any of its material obligations thereunder; or

        (l) for any reason, any Change in Control shall occur.

        8.2 Remedies. Upon the occurrence of an Event of Default described in
Section 8.1(f) or (g), immediately and automatically, and upon the occurrence and continuance of any other Event of Default, or if on any date that a draft is presented under a Letter of Credit or any date that a Letter of Credit is sought to be issued, extended or renewed, the conditions precedent to the issuance, extension or renewal of Letters of Credit are not satisfied, at the Required Lenders' option and upon the Agent's declaration: (a) the Commitments and any obligation to issue, extend or renew Letters of Credit shall terminate; and (b) the unpaid principal amount of the Loans, together with accrued interest, all LC Draw Obligations and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. Upon termination of the Revolver Commitments and acceleration of the Loans and the LC Draw Obligations, the Agent may exercise any and all rights it has under this Agreement, the Security Documents or any other Loan Documents, or at law or in equity, and proceed to protect and enforce the Agent's and the Lenders' rights by any action at law, in equity or other appropriate proceeding. In the event that the Agent shall apply for the appointment of, or the taking of possession by, a trustee, receiver or liquidator of any Company or any Restaurant or of any other similar official to hold or liquidate all or any substantial part of the properties or assets of any Company or any Restaurant following the occurrence of a default in payment of any amount owed hereunder and following any applicable notice or cure period, each of the Companies and the Principal (with all due and proper corporate, partnership or other authorization, as the case may be), hereby consents to such appointment and taking of possession and agrees to execute and deliver any and all documents requested by the Agent relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law).

        8.3 Letters of Credit. If any one or more Events of Default shall at any time occur, the Agent may also, by written notice to the Borrowers, take any or all of the following actions, at the same or different times:

        (a) The Agent may send notices to all or any of the beneficiaries of the Letters of Credit advising such beneficiaries of the intention and desire of the Lender to effect the termination, cancellation and surrender of such Letters of Credit in 30 days; provided, however, that the Agent shall not send any such notice to any beneficiary unless the Lender has requested that the Borrowers deliver cash collateral to the Agent pursuant to paragraph (b) below and the Borrowers have failed to deliver such cash collateral to the Agent within 10 days after such request; and

        (b) The Lender may require that the Borrowers deliver to the Lender first priority perfected cash collateral in an amount equal to the face amount of all Letters of Credit which remain outstanding.

        SECTION 9. MISCELLANEOUS.

        9.1 Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given (a) when delivered by hand or electronic facsimile transmission on a Business Day, provided written confirmation of either is obtained, (b) three Business Days after mailing by certified mail, return receipt requested, or (c) one Business

Day after mailing by overnight mail with a nationally recognized overnight courier; in each case addressed to such party at its address indicated below:

               (a)    If to the Borrowers:

                      Star Buffet, Inc.
                      1312 North Scottsdale Road
                      Scottsdale, AZ 85257
                      Attention: Mr. Robert Wheaton
                      Telecopier No.:  (602) 425-0494

                      with a copy (which shall not constitute notice) to:

                      David E. Lafitte, Esq.
                      Stradling Yocca Carlson and Rauth
                      660 Newport Center Drive, Suite 1600
                      Newport Beach, CA 92660
                      Telecopier No.:  (949) 725-4100

               (b)    If to any Lender:

                      To its address set forth below its name on the signature pages hereof, with a copy to the Agent; and

               (c)    If to the Agent:

                      BankBoston, N.A.
                      100 Federal Street
                      Mail Stop:  01-09-05
                      Boston, Massachusetts  02110
                      Attention:  J. Nicholas Cole
                      Telecopier No.:  (617) 434-0637

                      with a copy (which shall not constitute notice) to:

                      Susan E. Siebert, Esq.
                      Edwards & Angell, LLP
                      101 Federal Street, 23rd Floor
                      Boston, Massachusetts  02110
                      Telecopier No.:  (617) 439-4170

or to any other address specified by such party in writing.

        9.2 Expenses. The Borrowers will pay jointly and severally on demand all expenses of the Agent and the Lenders in connection with the preparation, waiver or amendment of this Agreement or any other Loan Documents (subject to the limit on legal expenses hereinabove provided), or the default or collection of the Loans, the LC Draw Obligations or any other Obligation or in connection with the Agent's exercise, preservation or enforcement or after a Default, any Lender's enforcement of any of its rights, remedies or options thereunder, including without limitation fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar reasonable professional fees or expenses, and any reasonable fees or expense associated with any travel or other costs relating to any appraisals or credit or other examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, commencing 5 days after becoming due and payable, bear interest at the highest rate applicable to principal hereunder (including any default rate). All such expenses not paid when due may be charged against any deposit account maintained by any Borrower with the Agent or any Lender and notice thereof shall be provided to Borrowers.

        9.3 Indemnification. Each of the Borrowers shall absolutely and unconditionally indemnify and hold the Agent and Lenders harmless against any and all claims, demands, suits, actions, causes of action, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by any of them or by any of their respective shareholders, directors, officers, employees, subsidiaries, affiliates or agents (except any of the foregoing incurred or sustained as a result of the gross negligence or willful misconduct of such Person) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to any of the Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement or any of such documents are ultimately consummated.

        9.4 Term of Agreement. This Agreement shall continue in force and effect until all Commitments have been terminated, all Letters of Credit have been terminated or expired, and all Obligations have been indefeasibly paid in full in cash.

        9.5 No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein, in the Notes and in the Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

        9.6 Governing Law. This Agreement shall be deemed to be a contract made under seal and shall be construed in accordance with and governed by the laws of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

        9.7 Entire Agreement; Amendments. This Agreement, the Notes and the other Loan Documents constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein. No modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by any Borrower or any of its Subsidiaries therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be required and sufficient (a) to amend with the consent of the Borrowers, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (b) to take or refrain from taking any action under this Agreement, the Notes, any other Loan

Document or applicable law, including, without limitation, (i) the acceleration of the payment of the Notes, (ii) the termination of the Commitments, (iii) the exercise of the Agent's and the Lenders' remedies hereunder and under the Security Documents and (iv) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents; provided that no such amendment, waiver or consent shall, without the prior written consent of all of the Lenders or the holders of all of the Notes at the time outstanding, (A) extend the fixed maturity or reduce the principal amount of, or reduce the amount or extend the time of payment of any principal of, or interest on, any Note (other than Sale Proceeds Payments or Debt/Equity Proceeds Payments), (B) increase or extend any Commitment of any Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute any such increase or extension), (C) release Guaranties of the Obligations, if any, or any Collateral, unless such release of Collateral is permitted under Section 7.4 in connection with a Permitted Sale or otherwise, (D) change the percentage referred to in the definition of "Required Lenders" contained in Section 1, or
(E) amend the provisions of this Section 9.7; and provided, further, that neither notice to, nor the consent of, any of the Borrowers shall be required for any modification, amendment or waiver of the provisions of this Section 9.7 governing the number of Lenders required to consent to any act or omission under the Loan Documents or the definition of "Required Lenders".

        (b) Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and each of the Borrowers. The Lenders' failure to insist (directly or through the Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement, any Note or any of the Loan Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default hereunder and a Default under any Note or under any of the Loan Documents shall be deemed to be continuing unless and until cured or waived in writing by the Required Lenders or all of the Lenders, as provided in paragraph
(a) above.

      9.8    Assignments; Participations.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers and their successors and to the benefit of the Lenders and the Agent and their respective successors and assigns. The rights and obligations of the Borrowers under this Agreement shall not be assigned or delegated without the prior written consent of the Agent and the Lenders, and any purported assignment or delegation without such consent shall be void.

      (b) Each Lender may assign its rights and interests under this Agreement, the Credit Extensions, the Notes and the other Loan Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes, the LC Draw Obligations and the Security Documents as security therefor, provided as follows:

             (i) Any such assignment, other than an assignment in whole, made other than to another Lender or a Related Lender Party, shall reflect an assignment, ratably, of such assigning Lender's Notes, Credit Extensions and Commitments which is in an aggregate principal amount of at least $5,000,000, and if greater, shall be an integral multiple of $5,000,000.

             (ii) Notwithstanding any provision of this Agreement to the contrary, each Lender may at any time assign all or any portion of its rights under this Agreement and each of the other Loan Documents, including, without limitation, the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States); provided that no such assignment shall release a Lender from any of its obligations and liabilities under the Loan Documents. Any Federal Reserve Bank (or equivalent thereof) which receives such an assignment from any Lender may make further assignments of such rights in accordance with the provisions of this Section.

             (iii) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 9.8 and the parties to each such assignment shall execute and deliver to the Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with applicable Commitments as set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

             (iv) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note or Notes subject to such assignment (or a standard indemnity letter from the respective assigning Lender in respect of any lost Note or Notes) and payment by the assignee to the Agent (without recourse to any Borrower) of a registration and processing fee of $3,500 (provided that only a single $3,500 fee, if applicable as hereinabove set forth, shall be payable in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor), the Agent shall accept such Assignment and Acceptance. Promptly upon delivering such Assignment and Acceptance to the Agent, the assigning Lender shall give notice thereof to the Borrowers and the Agent. Within five (5) Business Days after receipt of such notice, the Borrowers shall execute and deliver to the Agent in exchange for each such surrendered Note a new Note payable to the order of such assignee in an amount equal to the portion of the applicable Commitment(s) assumed by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the applicable Commitment(s) retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in this Agreement. Canceled Notes shall be returned to the Borrowers upon the execution and delivery of such new Notes.

             (v) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Notes held by it); provided, however, that, (A) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation, (B) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) at no time shall the selling Lender agree with such participant to take or refrain from taking any action hereunder or under any other Loan Document, except that the selling Lender may agree not to consent, without such participant's consent, to any of the actions referred to in Section 9.7, to the extent that the same require the consent of each Lender hereunder,
      (D) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (E) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement.

             (vi) Except for an assignment made to another Lender or a Related Lender Party,, no assignment referred to above shall be permitted without
      (A) the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed, and (B) the prior written consent of the Borrowers, which consent shall not be so required with respect to any assignment made during the existence of a Default and, if required, shall not be unreasonably withheld or delayed.

        (b) Each of the Borrowers authorizes each Lender to disclose to any participant or assignee any prospective participant or assignee any and all information in such Lender's possession concerning the Companies which has been delivered to such Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation prior to becoming a party to this Agreement.

        9.9 Counterparts; Partial Invalidity. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

        9.10 WAIVER OF JURY TRIAL. EACH OF BORROWERS, THE AGENT AND THE LENDERS AGREES THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR

SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY NOTE, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP AMONG ANY BORROWER, THE AGENT OR ANY LENDER, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO LENDER NOR THE AGENT NOR ANY BORROWER HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        9.11 CONSENT TO JURISDICTION. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY BORROWERS' OBLIGATIONS UNDER OR WITH RESPECT TO THE NOTES, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

        9.12 Joint and Several Liability. Each of the Borrowers acknowledges and agrees that it is jointly and severally liable for all Obligations under the Loan Documents.

        SECTION 10. THE AGENT.

        10.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably designates and appoints BankBoston, N.A., which designation and appointment is coupled with an interest, as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes BankBoston, N.A., as the Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent and its affiliates and their officers, directors, employees and agents) shall not: (a) have any duties or responsibilities to be a trustee for any Lender; (b) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by either of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document, any other Loan Document or any other document referred to or provided for herein or for any failure by any Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders; and (d) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact it selects with reasonable care. Subject to the foregoing, and to Section 9.7, the Agent shall, on behalf of the Lenders,
(a) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (b) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 9.7; (c) execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and
(d) in the event of acceleration of the Borrowers' Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.

        10.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

        10.3 Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Notes) unless the Agent has received written notice from any Lender or the Borrowers specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 10.7) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under Section 9.7, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

        10.4 Rights as a Lender. With respect to its Commitments and the Credit Extensions made by BankBoston, N.A. hereunder, BankBoston, N.A. shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though it were not acting as the Agent. The Agent and its affiliates may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Company and any of their affiliates as if it were not acting as an Agent, and the Agent may accept fees and other consideration from any Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        10.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 9.3, but without limiting the obligations of the Borrowers, ratably in accordance with the Revolving Credit Outstandings held by the Lenders (or, if no such principal or interest is at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any Security Document, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Section 9.2) or the enforcement of any of the terms of this Agreement, any Security Document, any other Loan Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

        10.6 Non-Reliance on Agent and other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers and their Subsidiaries of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers or their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Borrowers (or any of their affiliates) which may come into the possession of the Agent or any of its Affiliates. Notwithstanding the foregoing, the Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

        10.7 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        10.8 Resignation of Agent. BankBoston, N.A. (or any other Agent hereunder), may resign as the Agent at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrowers. Any such resignation shall take effect at the end of such 30-day period or upon the earlier appointment of a successor Agent by the Required Lenders as provided below. Upon any resignation of BankBoston, N.A. (or any other Agent hereunder), and subject to the Borrowers' approval (which approval shall not be unreasonably withheld or delayed and shall not be required with respect to any such appointment made during the existence of any Default), the Required

Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. In the event that there shall not be a duly appointed and acting Agent, each of the Borrowers agrees to make each payment due to the Agent hereunder, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the retiring Agent, and to provide copies of each certificate or other document required to be furnished to the Agent hereunder, if any, directly to each Lender.

        10.9 Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and the Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agent with such information and documentation as such other Lenders or the Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Borrowers; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against any Borrower, any of its Subsidiaries, the Principal or otherwise in respect of the Collateral by the Agent in the name and on behalf of the Lenders.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the day and year first above written.

                                         LENDER:
                                         -------

                                         BANKBOSTON, N.A.

                                         By:  /s/ J. Nicholas Cole
                                              --------------------------------
                                              J. Nicholas Cole, Vice President

                                         Address for Notices:
                                         --------------------

                                         BankBoston, N.A.
                                         100 Federal Street, Mail Stop: 01-09-05
                                         Boston, Massachusetts  02110
                                         Attention:  J. Nicholas Cole
                                         Telecopier:  (617) 434-0816


                                         U.S. BANK NATIONAL ASSOCIATION

                                         By:  /s/ Janet E. Jordan
                                              --------------------------------
                                              Janet E. Jordan, Vice President

                                         Address for Notices:
                                         --------------------

                                         U.S. Bank National Association
                                         555 S.W. Oak Street, Suite 400
                                         Portland, OR 97204
                                         Attention: Janet E. Jordan
                                         Facsimile: (503) 275-5428

                                         AGENT:
                                         ------

                                         BANKBOSTON, N.A., AS AGENT

                                         By:  /s/ J. Nicholas Cole
                                              --------------------------------
                                              J. Nicholas Cole, Vice President

                                         Address for Notices:
                                         --------------------

                                         BankBoston, N.A.
                                         100 Federal Street, Mail Stop: 01-09-05
                                         Boston, Massachusetts  02110
                                         Attention:  J. Nicholas Cole
                                         Telecopier:  (617) 434-0816

                                         BORROWERS:
                                         ----------

                                         STAR BUFFET, INC.


                                         By:  /s/ Robert E. Wheaton
                                              --------------------------------
                                              Title: President


                                         SUMMIT FAMILY RESTAURANTS, INC.


                                         By:  /s/ Robert E. Wheaton
                                              --------------------------------
                                              Title: President


                                         HTB RESTAURANTS, INC.


                                         By:  /s/ Robert E. Wheaton
                                              --------------------------------
                                              Title: President


                                         NORTHSTAR BUFFET, INC.


                                         By:  /s/ Robert E. Wheaton
                                              --------------------------------
                                              Title: President


                                         STAR BUFFET MANAGEMENT, INC.


                                         By:  /s/ Robert E. Wheaton
                                              --------------------------------
                                              Title: President

                       STAR BUFFET, INC. AND SUBSIDIARIES


                             EXHIBITS AND SCHEDULES

                                       TO

                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 23 1998

                                    EXHIBITS
                                    --------


Exhibit 2.1(a)    Form of Revolving Note
Exhibit 2.1(b)    Form of Term Note
Exhibit 2.4       Form of Loan Request
Exhibit 2.5       Form of Interest Rate Option Notice
Exhibit 6.1       Form of Covenant Compliance Report
Exhibit 9.8       Form of Assignment and Acceptance


                                    SCHEDULES
                                    ---------

Schedule 1.1(a)   Commitments/Percentages
Schedule 1.1(b)   Quarterly Dates
Schedule 2.14     Existing Term Debt to be Refinanced
Schedule 4.1      Qualifications
Schedule 4.4      Governmental and Other Consents
Schedule 4.6      Intellectual Property; Trademarks, Etc.
Schedule 4.8      Restaurants; Material Agreements
Schedule 4.9      Environmental Matters
Schedule 4.14     Litigation
Schedule 4.17     Capitalization
Schedule 7.1      Other Indebtedness
Schedule 7.3      Other Encumbrances
Schedule 7.8      Other Investments
Schedule 7.10     Transactions with Affiliates

                                                                  EXHIBIT 2.1(a)

                                 REVOLVING NOTE


$[          ]                                       Dated as of October 23, 1998


      FOR VALUE RECEIVED, STAR BUFFET, INC., a Delaware corporation, SUMMIT FAMILY RESTAURANTS, INC., a Delaware corporation, HTB RESTAURANTS, INC., a Delaware corporation, NORTHSTAR BUFFET, INC., a Delaware corporation, and STAR BUFFET MANAGEMENT, INC., a Delaware corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of [ ] (hereinafter, together with its successors in title and assigns, called the "Lender"), at the office of BankBoston, N.A., as agent (with its successors and assigns in such capacity, the "Agent") pursuant to the Credit Agreement dated as of October 23, 1998, as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time hereafter (the "Credit Agreement"), among the Borrowers, the various financial institutions that are now or hereafter become "Lenders" under the Credit Agreement, the Agent and BancBoston Robertson Stephens Securities, Inc., as Syndication Agent for the Lenders, the principal sum of $[ ] or, if less, the aggregate unpaid principal amount of Revolving Loans advanced by the Lender to any of the Borrowers pursuant to the Credit Agreement, together with interest on the principal balance thereof from time to time outstanding from the date hereof until payment in full, without set-off, deduction or counterclaim, on the dates and in such amounts as specified in the Credit Agreement, and at the final maturity of this Note, whether by payment or prepayment, acceleration or otherwise. Interest accruing on the unpaid balance hereof from time to time shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.

      Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under the Credit Agreement due to the Borrowers' failure to pay the same in full shall bear interest from and including the due date thereof until paid, at a rate or rates per annum determined in accordance with the Credit Agreement, which interest shall be compounded daily and payable on demand.

      All payments under this Note shall be made to the Agent, at the head office of the Agent at its address specified in the Credit Agreement (or at such other place as the Agent may designate from time to time in writing) in lawful money of the United States of America in immediately available funds.

      The outstanding principal amount of this Note and accrued and unpaid interest thereon shall be due and payable as provided in the Credit Agreement. The Borrowers have the right in certain circumstances and the obligation in certain other circumstances to prepay this Note in whole or in part on the terms and conditions provided in the Credit Agreement.

      This Note is one of the "Revolving Notes" referred to in the Credit Agreement and evidences Revolving Loans thereunder. This Note is entitled to the benefits of the Credit Agreement (including the Schedules thereto) and all other instruments evidencing and/or securing the indebtedness hereunder; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of and interest on this Note as herein provided. The occurrence or existence of an "Event of Default" as defined in the Credit Agreement shall constitute a default under this Note and the entire indebtedness hereunder may become or be declared due and payable as may be provided for in the Credit Agreement.

      All agreements involving the Borrowers and the Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Lender for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every provision of all agreements involving the Borrowers and the Lender.

      Each of the Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

      IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name under seal by its duly authorized officer as of the day and year first above written.


                                STAR BUFFET, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                SUMMIT FAMILY RESTAURANTS, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                HTB RESTAURANTS, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                NORTHSTAR BUFFET, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                STAR BUFFET MANAGEMENT, INC.


                                By:
                                    --------------------------------------------
                                    Title:

                                                                  EXHIBIT 2.1(b)

                                    TERM NOTE


$[             ]                                  Dated as of October 23, 1998


      FOR VALUE RECEIVED, STAR BUFFET, INC., a Delaware corporation, SUMMIT FAMILY RESTAURANTS, INC., a Delaware corporation, HTB RESTAURANTS, INC., a Delaware corporation, NORTHSTAR BUFFET, INC., a Delaware corporation, and STAR BUFFET MANAGEMENT, INC., a Delaware corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of [ ] (hereinafter, together with its successors in title and assigns, called the "Lender"), at the office of BankBoston, N.A., as agent (with its successors and assigns in such capacity, the "Agent") pursuant to the Credit Agreement dated as of October 23, 1998, as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time hereafter (the "Credit Agreement"), among the Borrowers, the various financial institutions that are now or hereafter become "Lenders" under the Credit Agreement, the Agent and BancBoston Robertson Stephens Securities, Inc., as Syndication Agent for the Lenders, the principal sum of $[ ] or, if less, the aggregate unpaid principal amount of Term Loans advanced by the Lender to any of the Borrowers pursuant to the Credit Agreement, together with interest on the principal balance thereof from time to time outstanding from the date hereof until payment in full, without set-off, deduction or counterclaim, on the dates and in such amounts as specified in the Credit Agreement, and at the final maturity of this Note, whether by payment or prepayment, acceleration or otherwise. Interest accruing on the unpaid balance hereof from time to time shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.

      Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under the Credit Agreement due to the Borrowers' failure to pay the same in full shall bear interest from and including the due date thereof until paid, at a rate or rates per annum determined in accordance with the Credit Agreement, which interest shall be compounded daily and payable on demand.

      All payments under this Note shall be made to the Agent, at the head office of the Agent at its address specified in the Credit Agreement (or at such other place as the Agent may designate from time to time in writing) in lawful money of the United States of America in immediately available funds.

      The outstanding principal amount of this Note and accrued and unpaid interest thereon shall be due and payable as provided in the Credit Agreement. The Borrowers have the right in certain circumstances and the obligation in certain other circumstances to prepay this Note in whole or in part on the terms and conditions provided in the Credit Agreement.

      This Note is one of the "Term Notes" referred to in the Credit Agreement and evidences Loans thereunder. This Note is entitled to the benefits of the Credit Agreement (including the Schedules thereto) and all other instruments evidencing and/or securing the indebtedness hereunder; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of and interest on this Note as herein provided. The occurrence or existence of an "Event of Default" as defined in the Credit Agreement shall constitute a default under this Note and the entire indebtedness hereunder may become or be declared due and payable as may be provided for in the Credit Agreement.

      All agreements involving the Borrowers and the Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Lender for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every provision of all agreements involving the Borrowers and the Lender.

      Each of the Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

      IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name under seal by its duly authorized officer as of the day and year first above written.


                                STAR BUFFET, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                SUMMIT FAMILY RESTAURANTS, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                HTB RESTAURANTS, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                NORTHSTAR BUFFET, INC.


                                By:
                                    --------------------------------------------
                                    Title:


                                STAR BUFFET MANAGEMENT, INC.

                                By:
                                    --------------------------------------------
                                    Title:

                                                                     EXHIBIT 2.4

                                  LOAN REQUEST

                                               --------------, -------

BankBoston, N.A., as Agent
100 Federal Street, Mail Stop:  01-09-05
Boston, Massachusetts  02110
Attention:  J. Nicholas Cole

Re: Credit Agreement dated as of October 23, 1998 among Star Buffet, Inc. and its Subsidiaries from time to time (collectively, the "Borrowers"), the Lenders from time to time party thereto, BankBoston, N.A., as Agent for the Lenders and BancBoston Robertson Stephens Securities, Inc., as Syndication Agent for the Lenders (as amended, restated, renewed, replaced, supplemented or otherwise modified from time, the "Credit Agreement"). (Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.)

Ladies and Gentleman:

        Pursuant to Section 2.4 of the Credit Agreement, the Borrowers hereby confirm their request made on _______________ for a [Revolving/Term] Loan in the amount of $______________ to be made on ___________________. The Borrowers hereby confirm their request that such Loan be a [Base Rate/Eurodollar] Loan [with an Interest Period of one/two/three/six months]. [The proceeds of such Revolving Loan shall be used by the Borrowers as set forth in Schedule A hereto.]

        (a) The Borrowers hereby confirm that the representations and warranties contained in the Credit Agreement and other Loan Documents are as of the date hereof and, on the date such Loan is made will be, true and accurate in all material respects (except to the extent affected by transactions occurring after the date of the Credit Agreement and permitted therein), with and without giving effect to the requested Loan and the application of the proceeds thereof.

        (b) The Borrowers hereby further confirm that at the date hereof (i) the Borrowers and their Subsidiaries have performed and complied with all covenants and conditions in the Credit Agreement to be performed or complied with by them prior to the making of the requested Loan, (ii) no Default has occurred and is continuing or will result from such Loan, and (iii) there has been no material adverse change in the business, assets, condition (financial or otherwise), or prospects of any of the Companies since the date of the Credit Agreement.

      [(c) With reference to Section 2.1(a) of the Credit Agreement, after giving effect to the Loans requested hereby and the use of proceeds thereof on the date of such Loans, the, (i) the aggregate amount of all outstanding Revolving Loans will be $_________, and (ii) the aggregate LC Exposure Amount will be $___________, and the total amount referred to in the foregoing clauses
(i) and (ii) will be $___________, which amount does not exceed the aggregate Revolver

Commitments in effect on the date hereof and will not exceed the aggregate Revolver Commitments on the date of such Loans.]

        Executed as an instrument under seal as of the date first above written.

                                     STAR BUFFET, INC.
                                     SUMMIT FAMILY RESTAURANTS, INC.
                                     HTB RESTAURANTS, INC.
                                     NORTHSTAR BUFFET, INC.
                                     STAR BUFFET MANAGEMENT, INC.

                                     By:
                                         -----------------------------------
                                         Duly authorized signatory as to all

                                   Schedule A

                                       to

                                   EXHIBIT 2.4


                                 Use of Proceeds

                                                                     EXHIBIT 2.5

                           INTEREST RATE OPTION NOTICE


                                                 -------------------, ----------

BankBoston, N.A., as Agent
100 Federal Street, Mail Stop:  01-09-05
Boston, Massachusetts  02110
Attention:  J. Nicholas Cole

     Re: Credit Agreement dated as of October 23, 1998 among Star Buffet, Inc. and its Subsidiaries from time to time (collectively, the "Borrowers"), the Lenders from time to time party thereto, BankBoston, N.A., as Agent for the Lenders and BancBoston Robertson Stephens Securities, Inc., as Syndication Agent for the Lenders (as amended, restated, renewed, replaced, supplemented or otherwise modified from time, the "Credit Agreement"). (Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.)

Ladies and Gentleman:

        Pursuant to Section 2.5 of the Credit Agreement, the Borrowers hereby confirm their request made on ________________ to have the interest rate on an outstanding [Eurodollar] [Base Rate] Loan in the amount of $___________________ made on _______________ [converted to] [continued as] a [Base Rate] [Eurodollar] Loan as of __________________.

        [The Borrowers hereby further confirm their request that the Interest Period beginning on such date and applicable to such Eurodollar Loan end [one/two/three/six] months after such date, unless an earlier date is otherwise required by the Credit Agreement.]

        The Borrowers hereby further confirm that the representations and warranties contained in the Credit Agreement and the other Loan Documents are as of the date hereof and, on the date such Loan is made will be, true and accurate in all material respects (except to the extent affected by transactions occurring after the date of the Credit Agreement and permitted therein), with and without giving effect to the requested Loan and the application of proceeds thereof.

        The Borrowers hereby further confirm that at the date hereof (i) the Borrowers and their Subsidiaries have performed and complied with all covenants and conditions in the Credit Agreement to be performed or complied with by them prior to the making of the requested Loan, (ii) no Default has occurred and is continuing or will result from such Loan, and (iii) there has been no material adverse change in the business, assets, condition (financial or otherwise), or prospects of any Borrower since the date of the Credit Agreement.

        Executed as an instrument under seal as of the date first above written.


                                       STAR BUFFET, INC.
                                       SUMMIT FAMILY RESTAURANTS, INC.
                                       HTB RESTAURANTS, INC.
                                       NORTHSTAR BUFFET, INC.
                                       STAR BUFFET MANAGEMENT, INC.

                                       By:
                                             -----------------------------------
                                             Duly authorized signatory as to all

                                                                     EXHIBIT 6.1

                           COVENANT COMPLIANCE REPORT


        The undersigned ______________________, [Chief Financial Officer/ Controller] of STAR BUFFET, INC. and its Subsidiaries (collectively, the "Borrowers"), HEREBY CERTIFIES that:

        This Report is furnished pursuant to Section 6.1 of the Credit Agreement dated as of October 23, 1998 by and among the Borrowers, the Lenders party thereto, BankBoston, N.A., as Agent for the Lenders and BancBoston Robertson Stephens Securities, Inc., as Syndication Agent for the Lenders, as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings assigned to them in the Credit Agreement.

        As required by Section 6.1[(a)][(b)] of the Credit Agreement, the financial statements of the Borrowers for the [year/quarter] ended , (the "Financial Statements"), prepared in accordance with GAAP, accompany this Report. The Financial Statements present fairly the financial position of the Borrowers and their Subsidiaries as at the date thereof and their results of operations for the period covered thereby [(subject only to normal year-end adjustments)].

        Based on the Financial Statements provided with this Report [and with the Reports previously furnished for the quarters ended and , ____], the figures set forth in Schedule A hereto for determining compliance with the financial covenants contained in Article V of the Credit Agreement for the applicable reporting periods are accurate.

        The activities of the Borrowers and their Subsidiaries and such Professional Corporations during the period through the date of this certificate have been reviewed by the undersigned, as [Chief Financial Officer/Controller] of the Borrowers, or by employees or agents under the undersigned's supervision. Based on such review, to the best knowledge and belief of the undersigned, as of the date of this Report, no Default has occurred and is continuing, except as follows ______________________________________________________________________
______________________________________________________________________________

[give a description in reasonable detail of each such Default and the actions being taken or proposed to be taken with respect thereto, or insert "None" if appropriate].

        WITNESS my hand this ____ day of ______________, ____.

                                         STAR BUFFET, INC.
                                         SUMMIT FAMILY RESTAURANTS, INC.
                                         HTB RESTAURANTS, INC.
                                         NORTHSTAR BUFFET, INC.
                                         STAR BUFFET MANAGEMENT, INC.

                                         By:
                                            ------------------------------------
                                            _______________ , Chief Financial
                                            Officer/Controller as to all

                    Schedule A to Covenant Compliance Report

                            (to be provided by Agent)

                                                                     EXHIBIT 9.8



                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------


      THIS ASSIGNMENT AND ACCEPTANCE (this "Agreement") is made this day of ______, by and between _______________ ("Assignor"), and ("Assignee").

      1. Recitals. (a) Assignor is a party to the Credit Agreement dated as of October 23, 1998 (which, as the same has been and may from time to time be amended, modified, renewed, extended or restated, is hereinafter called the "Credit Agreement") among STAR BUFFET, INC., and its Subsidiaries (collectively, the "Borrowers"), the Lenders from time to time party thereto, BANKBOSTON, N.A., as Agent for the Lenders, and BANCBOSTON ROBERTSON STEPHENS SECURITIES, INC., as Syndication Agent for the Lenders.

      (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      (c) Immediately prior to the assignment and assumption provided herein, Assignor's Revolver Commitment and Term Loan Commitment and its outstanding Loans and LC Draw Obligations are as specified in Schedule A attached hereto. Assignor desires to assign and delegate to Assignee, and Assignee desires to acquire and assume from Assignor, a portion (the "Purchased Percentage") of Assignor's Revolver Commitment and Term Loan Commitment and outstanding Loans and LC Draw Obligations and all related claims for interest and fees after the Effective Date (as defined below).

      2. Assignment. For and in consideration of the assumption of obligations by Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of , which date is at least five (5) Business Days following the execution hereof (the "Effective Date"), Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to, and does hereby delegate its obligations in respect of, the Purchased Percentage of (a) the Revolver Commitment and Term Loan Commitment of Assignor (as in effect on the Effective Date), (b) all Loans made by Assignor and outstanding on the Effective Date; (c) Assignor's LC Exposure and (d) the Credit Agreement and the other Loan Documents. Pursuant to Section 9.8 of the Credit Agreement, on and after the Effective Date, Assignee shall have the rights, benefits and obligations of a Lender under the Loan Documents with respect to the Purchased Percentage. After giving effect to the assignment and delegation provided herein, the respective Revolver Commitments and Term Loan Commitments and outstanding Loans and LC Draw Obligations of the parties hereto shall be as set forth on Schedule A hereto, which Schedule also contains certain additional information with respect to Assignee.

      3. Assumption. For and in consideration of the assignment of rights by Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, Assignee does hereby accept the foregoing assignment of rights and delegation of obligations, and does hereby assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of Assignor under the Credit Agreement, which are assigned and delegated to Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Purchased Percentage of the Assignor's Revolver Commitment and Term Loan Commitment in accordance with the provisions set forth in the Credit Agreement. Assignee agrees to be bound by all provisions relating to the Lenders under, and as defined in, the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification. From and after the Effective Date, Assignor is released from Assignor's obligations with respect to the Purchased Percentage.

      4. Fees; Etc. Assignor and Assignee have made arrangements with respect to
(a) the portion, if any, to be paid, and the date or dates for payment, by Assignor to Assignee of any fees heretofore received by Assignor pursuant to the Credit Agreement prior to the Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by Assignee to Assignor of fees or interest received by Assignee pursuant to the Credit Agreement from and after the Effective Date.

     5. Payment Obligations. On and after the Effective Date, Assignee shall be entitled to receive from Agent all payments of principal, interest and fees with respect to the Purchased Percentage (if any) of Assignor's respective Revolver Commitment and Term Loan Commitment and Loans and LC Draw Obligations. Assignee shall advance funds directly to the Agent with respect to all Loans and LC Draw Obligations made or incurred on or after the Effective Date. In consideration for the sale and assignment of Loans and LC Draw Obligations hereunder, (a) on the date of execution hereof, Assignee shall pay to the Agent the registration and processing fee referred to Section 9.8(b)(iv) of the Credit Agreement, and
(b) on the Effective Date, Assignee shall pay Assignor an amount equal to the Purchased Percentage (if any) of all Loans and LC Draw Obligations made or incurred by Assignor outstanding on the Effective Date or such other purchase price for the Purchased Percentage of the applicable agreed to by Assignor and Assignee. On and after the Effective Date, Assignee will also remit to Assignor any amounts of interest on Loans and LC Draw Obligations and fees received from Agent which relate to the Purchased Percentage of the applicable Loans and LC Draw Obligations made by Assignor accrued for periods prior to the Effective Date. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     6.    Representations and Certain Agreements.

     (a) Assignee's Representations, Warranties and Agreements. Assignee represents, warrants and agrees to and with Assignor as follows:

           (i) Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

           (ii) the making and performance by Assignee of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;

           (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against it in accordance with its terms;

           (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignee's obligations under this Agreement have been obtained;

           (v) Assignee has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements and covenant compliance report delivered pursuant to Sections
      6.1 (a), (b), (c) and (d) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

           (vi) Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

           (vii) Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, without limitation, obligations to make Loans and incur LC Draw Obligations to the full amount of the portion of the Revolver Commitment and Term Loan Commitment acquired by Assignee.

           (b) Assignor's Representations and Warranties. Assignor represents and warrants to Assignee as follows:

           (i) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

           (ii) the making and performance by Assignor of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;

           (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of Assignor, enforceable against it in accordance with its terms;

           (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignor's obligations under this Agreement have been obtained;

           (v) the amount of Assignor's Revolver Commitment and Term Loan Commitment and the aggregate outstanding principal amount of the Loans and LC Draw Obligations held by the Assignor are, on and as of the date of this Agreement (immediately prior to giving effect to the sale, assignment and transfer contemplated by Section 2), correctly set forth in Schedule A hereto; and

           (vi) immediately prior to giving effect to the sale, assignment and transfer contemplated by Section 2, the Assignor has good title to, and is the sole legal and beneficial owner of, the Purchased Percentage, free and clear of all liens, security interests, participations and other encumbrances.

           7. Credit Determination; Limitations on Assignor's Liability. It is understood and agreed that Assignee has independently made its own credit determinations and analysis based upon such information as Assignee deems sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor and that it will, independently and without reliance upon Assignor, any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement. It is understood and agreed that the assignment and assumption hereunder are made WITHOUT RECOURSE to Assignor and that Assignor makes no representation or warranty of any kind to Assignee (except as set forth in Section 5(b) above) and shall not be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of the Credit Agreement or any other Loan Document, including without limitation, documents granting the Assignor and other Lenders a security interest in assets of any of the Borrowers and their Subsidiaries, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of any Borrower or of any Subsidiary of any Borrower, (d) the performance or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the property, books or records of the Borrowers or (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans and LC Draw Obligations. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans and LC Draw Obligations or the Loan Documents, except for its or their own gross negligence or willful misconduct.

           8. Indemnity. Assignee agrees to indemnify and to hold harmless Assignor from and against any and all losses, costs, damages, expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or nonperformance of obligations assumed under this Agreement.

           9. Subsequent Assignments. After the Effective Date, Assignee shall have the right to assign the rights which are assigned to Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) Assignee is not thereby released from any of its obligations to Assignor hereunder.

           10. Governing Law. This Agreement shall be governed by the internal law, and not the law of conflicts, of the Commonwealth of Massachusetts.

           11. Notices. Notices shall be given under this Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth under the parties' respective name(s) on the signature pages hereto.

           12. Further Assurances. Assignor and Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transaction contemplated by this Agreement.

           13. Expenses. Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

           14. Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by Assignor and Assignee.

           15. Jurisdiction; Venue. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts and of any Massachusetts state court for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objective which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

           16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           17. Counterparts. This Agreement may be executed in counterparts, each of which shall be identical and all of which, taken together, shall constitute one instrument.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.



                                           By:______________________________
                                                Name:_______________________
                                                Title:______________________

                                           Address:_________________________
                                           Telephone:_______________________
                                           Telecopy:________________________

                                           _________________________________


                                           By:______________________________
                                                Name:_______________________
                                                Title:______________________


                                           Address:_________________________
                                           Telephone:_______________________
                                           Telecopy:________________________

ACCEPTED:
---------

BANKBOSTON N.A., as Agent

By:_____________________________________
     Name:______________________________
     Title:_____________________________

                                                           SCHEDULE A
                                                           TO ASSIGNMENT AND
                                                           ACCEPTANCE AGREEMENT


                       LIST OF LENDING OFFICES, ADDRESSES
                   FOR NOTICES AND COMMITMENT AND LOAN AMOUNTS
                   -------------------------------------------


ASSIGNOR:

[Insert Name of Assignor]

------------------------------------------------------------------------------------
                         Revolver        Term Loan        Revolving
                        Commitment       Commitment         Loans         Term Loans
-------------------------------------------------------------------------------------
   Original Amount      $_________        $__________    $_________        $_________

   Original Percentage    ______%            ______%       ______%           ______%
-------------------------------------------------------------------------------------

      Following assignment of the Purchased Percentage, Assignor's portions of the Commitments and outstanding Loans and LC Draw Obligations will be as follows:

-------------------------------------------------------------------------------------

                         Revolver        Term Loan        Revolving
                        Commitment       Commitment         Loans         Term Loans
-------------------------------------------------------------------------------------
   New Amount           $_________        $__________    $_________        $_________

   New Percentage         ______%            ______%       ______%           ______%
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------

                              Commitment                Loans


-------------------------------------------------------------------------

ASSIGNEE:

[Insert Name of Assignee]

-------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                         Revolver        Term Loan        Revolving
                        Commitment       Commitment         Loans         Term Loans
-------------------------------------------------------------------------------------------
   Original Amount      $_________        $__________    $_________        $_________

   Original Percentage    ______%           ______%        ______%           ______%

-------------------------------------------------------------------------------------------


      Following assignment of the Purchased Percentage, Assignee's portions of the Commitments and outstanding Loans and LC Draw Obligations will be as follows:

-------------------------------------------------------------------------------------------

                         Revolver        Term Loan        Revolving
                        Commitment       Commitment         Loans         Term Loans
-------------------------------------------------------------------------------------------

     New Amount         $_________        $__________    $_________        $_________

     New Percentage       ______%           ______%        ______%           ______%

-------------------------------------------------------------------------------------------

Address for Notices:

[Address]
Attention:______________________
Telephone:______________________
Telecopy:_______________________
Telephone:______________________
Confirmation:___________________


LIBOR/Eurodollar Lending Office:
--------------------------------

________________________________
________________________________
________________________________


Domestic Lending Office:
------------------------

________________________________
________________________________
________________________________

                                                                 SCHEDULE 1.1(a)


                                  Commitments

               ---------------------------------------------------
                                        Revolver         Term
               Lender                    Amount         Amount
               ---------------------------------------------------

               BankBoston, N.A.        $3,500,000     $6,500,000
               ---------------------------------------------------

               U.S. Bank National      $3,500,000     $6,500,000
                  Association
               ---------------------------------------------------



                                  Percentages

               ---------------------------------------------------
                                        Revolver        Term
               Lender                    Amount        Amount
               ---------------------------------------------------

               BankBoston, N.A.           50%            50%
               ---------------------------------------------------

               U.S. Bank National
                  Association             50%            50%
               ---------------------------------------------------

Domestic Lending Office:
------------------------

________________________________
________________________________
________________________________